                                                                     Exhibit k.8




                               LIQUIDITY AGREEMENT


                         Dated as of _________ __, 2000


                                      among


                                     [SPV],


                      THE LIQUIDITY LENDERS PARTIES HERETO,


                        DEUTSCHE BANK AG, NEW YORK BRANCH
                               as Liquidity Agent,


                                       and


                          DEUTSCHE BANK SECURITIES INC.
                        as Arranger and Syndication Agent

                               LIQUIDITY AGREEMENT


                  LIQUIDITY AGREEMENT, dated as of _________ __, 2000, among _________________, a Delaware limited liability company (hereinafter, together with its successors and assigns, called the "Company"), the liquidity lenders parties hereto (hereinafter each, together with its successors and assigns, a "Liquidity Lender", and collectively, together with their successors and assigns, the "Liquidity Lenders"), DEUTSCHE BANK AG, NEW YORK BRANCH, as agent for the Liquidity Lenders (hereinafter, together with its successors and assigns in such capacity, the "Liquidity Agent"), and DEUTSCHE BANK SECURITIES INC., as arranger (in such capacity, the "Arranger") and syndication agent (in such capacity, the "Syndication Agent").


                              W I T N E S S E T H:


                  WHEREAS, the Company proposes to issue and sell its promissory notes in the United States commercial paper market and lend the net proceeds thereof to Nuveen Senior Income Fund (the "Borrower"), pursuant to the Credit Agreement dated as of _________ __, 2000, among the Company, the Borrower and Deutsche Bank AG, New York Branch, as Agent (as the same may be amended or modified from time to time, the "Credit Agreement");

                  WHEREAS, the Company has made application to the Liquidity Lenders for the commitment of the Liquidity Lenders to make loans in an aggregate principal amount not to exceed $155,000,000 at any one time to the Company, the proceeds of which shall be used to (i) make Advances (as defined in the Credit Agreement) to the Borrower in accordance with the terms of the Credit Agreement and (ii) make payments in respect of the Company's Commercial Paper (as defined below); and

                  WHEREAS, subject to the terms and conditions set forth herein, the Liquidity Lenders are willing to make loans to the Company.


                  NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

                  SECTION 1.01 General. For all purposes of this Agreement, except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement which definitions are incorporated by reference herein.

                  SECTION 1.02 Definitions. As used herein the following terms shall have the meanings herein specified and shall include in the singular number the plural and in the plural number the singular:

                  "Advance Deficit" shall have the meaning specified in Section 3.02(a) hereof.

                  "Agent" shall mean Deutsche Bank AG, New York Branch in its capacity as agent for the Company under the Credit Agreement.

                  "Aggregate CP Matured Value" shall mean, on any date, the sum of the CP Matured Values of all Commercial Paper outstanding on such date.

                  "Agreement" shall mean this Liquidity Agreement as it may from time to time be amended, supplemented or otherwise modified in accordance with the terms hereof.

                  "Applicable Margin" shall mean: (a) with respect to Base Rate Loans, 0% per annum, and (b) with respect to Eurodollar Rate Loans, 0.50% per annum.

                  "Arranger" shall mean Deutsche Bank Securities Inc. in its capacity as arranger under this Agreement.

                  "Available Liquidity Commitment" shall mean, as to any Liquidity Lender at any time, an amount equal to the excess, if any, of (a) the amount of such Liquidity Lender's Commitment over (b) the aggregate principal amount of all Loans made by such Liquidity Lender then outstanding; collectively, as to all the Liquidity Lenders, the "Available Liquidity Commitments."

                  "Base Rate" shall mean, for any day, the rate per annum equal to the higher of (a) the Federal Funds Rate for such day plus one-half of one percent (.50%), and (b) the Prime Rate for such day. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or Federal Funds Rate.

                  "Base Rate Loan" shall mean a Loan bearing interest at a fluctuating rate determined by reference to the Base Rate.

                  "Benefited Liquidity Lender" shall have the meaning specified in Section 10.11(b).

                  "Borrower" shall have the meaning specified in the first Whereas clause of this Agreement.

                  "Borrowing" shall mean the incurrence of a Loan from the Liquidity Lenders on a given date pursuant to Section 3.01 of this Agreement.

                  "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in New York or Illinois are authorized or obligated by law or executive order to be closed.

                  "Commercial Paper" or "Commercial Paper Note" shall mean the short-term promissory notes of the Company issued for the purpose of funding or maintaining Advances made to the Borrower.

                  "Commercial Paper Account" shall have the meaning specified in
Section 2.02 hereof.

                  "Commercial Paper Deficit" shall have the meaning specified in
Section 3.03(a) hereof.

                  "Company" shall have the meaning specified in the introductory paragraph of this Agreement.

                  "CP Matured Value" shall mean, with respect to any commercial paper, the sum of the Interest Component thereof plus the Principal Component thereof.

                  "Credit Agreement" shall have the meaning specified in the first Whereas clause of this Agreement.

                  "Credit Utilization" shall have the meaning specified in
Section 6.02 hereof.

                  "Default" shall mean an event which, upon the giving of notice or the passage of time, or both, would become an Event of Default hereunder.

                  "Depositary" shall mean Bankers Trust Company, a New York banking corporation, or such other banking institution headquartered in The City of New York as the Company shall appoint, with the prior written consent of the Required Liquidity Lenders, as issuing and paying agent for Commercial Paper under the Depositary Agreement and as fiduciary for the holders of Commercial Paper.

                  "Depositary Agreement" shall mean the Depositary Agreement entered into by the Company and the Depositary substantially in the form set forth in Exhibit B attached hereto, as the same at any time may be amended or modified from time to time with the prior written consent of the Agent.

                  "Designated Liquidity Lender" shall mean a special purpose corporation that is identified as such on the signature pages hereto next to the caption "Designated Lender" as well as each special purpose corporation that (a) shall have become a party to this Agreement pursuant to Section 10.05(g) and (b) is not otherwise a Liquidity Lender.

                  "Designated Liquidity Lender Note" shall mean a promissory note of the Company, substantially in the form of Exhibit G attached hereto, evidencing the obligation of the Company to repay Loans made by a Designated Liquidity Lender, and "Designated Liquidity Lender Notes" means any such promissory notes issued hereunder.

                  "Designating Liquidity Lender" shall mean each Liquidity Lender that is identified as such on the signature pages hereto next to the caption "Designating Liquidity

Lender" and immediately below the signature of its Designated Liquidity Lender as well as each Liquidity Lender that shall designate a Designated Liquidity Lender pursuant to Section 10.05(g) hereof.

                  "Designation Agreement" shall mean a designation agreement in substantially the form of Exhibit H attached hereto, entered into by a Liquidity Lender and a Designated Liquidity Lender and accepted by the Company and the Liquidity Agent.

                  "Dollars" means the legal currency, at any relevant time hereunder, of the United States of America.

                  "Effective Date" shall have the meaning specified in Section ]
6.01 hereof.

                  "Eurocurrency Reserve Requirements" shall mean for any day as applied to a Eurodollar Rate Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day, including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto dealing with reserve requirements prescribed for Eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of such System or bank subject to such Governmental Authority.

                  "Eurodollar Base Rate" shall mean with respect to each day during each Interest Period pertaining to a Eurodollar Rate Loan, the rate per annum (rounded upwards, if necessary, to the nearest one-hundred-thousandth of 1%) equal to the rate that appears with respect to such Interest Period on the Telerate Page 3750 (or such other page as may replace said page) as of 11:00 A.M., London time, two Working Days prior to the beginning of such Interest Period. If for any reason such rate is not available, the term "Eurodollar Base Rate" means, for any Eurodollar Rate Loan for any Interest Period, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Working Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%).

                  "Eurodollar Rate" shall mean, with respect to each day during each Interest Period pertaining to a Eurodollar Rate Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                              Eurodollar Base Rate
                    -----------------------------------------
                    1.00 - Eurocurrency Reserve Requirements

                  "Eurodollar Rate Loan" shall mean a Loan bearing interest at a fluctuating rate determined by reference to the Eurodollar Rate.

                  "Event of Default" shall mean each of the Events of Default specified in Section 8.01 hereof.

                  "Federal Funds Rate" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Liquidity Agent (in its individual capacity) on such day on such transactions as determined by the Liquidity Agent.

                  "Financing Lease" shall mean any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with the U.S. GAAP to be capitalized on a balance sheet of the lessee.

                  "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Highest Short-Term Rating Category" shall mean (x) with respect to Moodys, P-1, (y) with respect to Fitch, [F-1+] and (z) with respect to S&P, [A-1+].

                  "Indemnified Liabilities" shall have the meaning set forth in
Section 10.04(b).

                  "Indemnified Parties" shall have the meaning set forth in
Section 10.04(b).

                  "Information" shall have the meaning set forth in Section
10.19.

                  "Interest Component" shall mean when used with respect to Commercial Paper the portion of the face amount of Commercial Paper issued on a discount basis representing the discount incurred in respect thereof.

                  "Interest Payment Date" shall mean (a) as to any Base Rate Loan, the first day of each month, (b) as to any Eurodollar Rate Loan, the last day of the applicable Interest Period, and, in each case, the day on which a Loan becomes due and is payable in full and is paid or prepaid in full.

                  "Interest Period" shall mean with respect to any Eurodollar Rate Loan:

                  (i) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Rate Loans and ending one, two, three or six months thereafter, as selected by (x) the Company in its Notice of Borrowing as provided in
         Section 3.02 or its notice of conversion as provided in Section 5.05, as the case may be or (y) by the Company, or the Depositary or the Collateral Agent, in either case as attorney-in-fact for the Company, in a Notice of Borrowing as provided in Section 3.03; provided that the Liquidity Agent and Liquidity Lenders may consider requests by the Company to provide an initial Interest Period of less than one month; and

                  (ii) thereafter, each period commencing on the last day of the immediately preceding Interest Period applicable to such Eurodollar Rate Loan and ending one, two, three or six months thereafter, as selected by the Company by irrevocable notice to the Liquidity Agent not less than three Working Days prior to the last day of the then current Interest Period with respect to such Eurodollar Rate Loan;

provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

                  (1) if any Interest Period pertaining to a Eurodollar Rate Loan would otherwise end on a day which is not a Working Day, such Interest Period shall be extended to the next succeeding Working Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Working Day;

                  (2) any Interest Period pertaining to a Eurodollar Rate Loan that begins on the last Working Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Working Day of a calendar month;

                  (3) any Interest Period that would otherwise end after the Liquidity Termination Date shall end on the Liquidity Termination Date; and

                  (4) the Company shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Rate Loan during an Interest Period for such Loan.

                  "Lending Office" shall mean the lending office of each Liquidity Lender, which may be a branch or affiliate of such Liquidity Lender, by or through which the Loans are made hereunder and as notified to the Liquidity Agent in writing by the Liquidity Lenders.

                  "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreements, any Financing Lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the UCC or comparable law of any jurisdiction in respect of any of the foregoing).

                  "Liquidity Agent" shall have the meaning specified in the introductory paragraph of this Agreement.

                  "Liquidity Bank" shall mean for any Designated Liquidity Lender, at any date of determination, the collective reference to the financial institutions which at such date are providing liquidity credit support facilities to or for the account of such Designated Liquidity Lender to fund such Designated Liquidity Lender's obligations hereunder or to support the securities, if any, issued by such Designated Liquidity Lender to fund such obligations.

                  "Liquidity Commitment" shall mean the obligation of the Liquidity Lenders to make Loans in a maximum principal amount at any one time outstanding equal to [$155,000,000].

                  "Liquidity Commitment Fee Rate" shall mean 0.125% (12.5 basis points) per annum.

                  "Liquidity Commitment Period" shall mean the period from and including the Effective Date to but excluding the Liquidity Termination Date or such earlier date as the Liquidity Commitments shall terminate as provided herein.

                  "Liquidity Fee" shall have the meaning specified in Section 4.01.

                  "Liquidity Lender" shall have the meaning specified in the introductory paragraph of this Agreement.

                  "Liquidity Termination Date" shall mean the later of (i) __________, 2001 [364 days from the Effective Date] or, if said day is not a Business Day, the Business Day next preceding such day and (ii) the last day of any extension of such date pursuant to Section 4.03 hereof, or, if said day is not a Business Day, the Business Day next preceding such day.

                  "Loan Notes" or "Notes" shall mean the Revolving Loan Notes and the Refunding Loan Notes.

                  "Loans" shall mean the Revolving Loans and the Refunding
Loans.

                  "Manager" shall mean Global Securitization Services, LLC, a limited liability company organized and existing under the laws of the State of Delaware, as the Manager under the Management Agreement, dated as of ____, 2000, between such Manager and the Company.

                  "Notice of Borrowing" shall have the meaning specified in
Section 3.02(a).

                  "Notice Office" shall mean the offices of the Liquidity Agent at 31 West 52nd Street, New York, New York, 10019, Attention: ___________, or such other offices as the Liquidity Agent may designate in writing to the Company and the Liquidity Lenders.

                  "Payment Office" shall mean the account of the Liquidity Agent at 31 West 52nd Street, New York, New York, 10019 or such other office as the Liquidity Agent may designate in writing to the Company and the Liquidity Lenders.

                  "Percentage" shall mean for each Liquidity Lender the percentage set forth opposite the name of such Liquidity Lender on the signature pages hereto, as such percentage may be adjusted from time to time upon sale, transfer or assignment pursuant to
Section 3.14, Section 4.03(c) or Section 10.05 hereof.

                  "Permitted Liens" means (i) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Company in conformity with U.S. GAAP and to the reasonable satisfaction of the Liquidity Agent, (ii) Liens created under the Security Agreement and (iii) restrictions on the transfer, assignment or other disposition of Permissible Investments that arise under the documents relating to such Permissible Investments.

                  "Prime Rate" shall mean the per annum rate of interest established from time to time by the Liquidity Agent as its prime rate for Dollar denominated loans, which rate may not be the lowest rate of interest charged by the Liquidity Agent to its customers.

                  "Principal Component" shall mean, when used with respect to each Commercial Paper Note, the excess of the face amount of such Commercial Paper Note over the Interest Component thereof.

                  "Rating Agency" shall mean each credit rating agency that the Company shall have requested to provide a credit rating with respect to the Commercial Paper and which is then providing such a credit rating.

                  "Refunding Loan" shall mean a Loan made in accordance with
Section 3.03 hereof the proceeds of which are to be used by the Company to make payments of its maturing Commercial Paper.

                  "Refunding Loan Note" shall have the meaning specified in
Section 3.05(c) hereof.

                  "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto.

                  "Replacement Lender" shall have the meaning set forth in
Section 3.16(b).

                  "Required Liquidity Lenders" shall mean Liquidity Lenders whose Percentages are, in the aggregate, equal to or more than 51% of all of the Percentages.

                  "Restricted Payment" shall have the meaning specified in
Section 7.02.

                  "Revolving Loan" shall mean a Loan made in accordance with
Section 3.02 hereof.

                  "Revolving Loan Note" shall have the meaning specified in
Section 3.05(a) hereof.

                  "S&P" shall mean Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc., a New York corporation, or any successor thereto.

                  "Syndication Agent" shall mean Deutsche Bank Securities Inc.

                  "Taxes" shall have the meaning specified in Section 3.11.

                  "Working Day" shall mean any Business Day on which dealings in foreign currencies and exchange between banks may be carried on in the city where the Eurodollar and foreign currency and exchange operations in respect of the Liquidity Agent's Eurodollar Rate Loans are then being conducted.

                  "written" or "in writing" shall mean any form of written communication or a communication by means of telex, telecopier device, telegraph or cable.


                                   ARTICLE II

                           COMMERCIAL PAPER OPERATIONS

                  SECTION 2.01 Issuance of Commercial Paper. (a) Subject to the provisions of this Section 2.01 and Article VI hereof, so long as the Company and the Depositary are not in receipt of instructions then in effect from the Liquidity Agent, given in accordance with this Section 2.01(a), not to issue or deliver Commercial Paper because (i) the Company shall have terminated the Liquidity Commitment hereunder pursuant to Section 4.02 hereof, or (ii) any of the conditions specified in clauses (d) or (e) of Section 6.02 hereof are not satisfied, or (iii) the issuance of Commercial Paper is prohibited by the provisions of Section 5.03 hereof, or (iv) the rating by any Rating Agency on the Commercial Paper shall be withdrawn or reduced below the Highest Short-Term Rating Category of such Rating Agency (provided that if such reduction or withdrawal occurs after the withdrawal or downgrading of a Liquidity Lender's rating by any Rating Agency, the Company shall not be prohibited from issuing Commercial Paper unless the Company shall not have replaced such downgraded Liquidity Lender or reduced such downgraded Liquidity Lender's Percentage of the Liquidity Commitment pursuant to Section 3.14 hereof, resulting in the Commercial Paper being rated in the Highest Short-Term Rating Category of each Rating Agency by the ninetieth day after the first date on which such rating of a Liquidity Lender was withdrawn or downgraded) or (v) any of the conditions set forth in clauses (a) or (b) of Section 6.02 hereof has not been satisfied, the Company shall have the right from time to time prior to the Liquidity Termination Date, and from time to time on and after the Effective Date, to issue and sell Commercial Paper pursuant to this Agreement and the Depositary Agreement. Any instructions from the Liquidity Agent to the Company and the Depositary in accordance with this Section 2.01(a) shall specify one or more of the events described in clauses (i) through (v) as being the reason(s) to cease issuing and delivering Commercial Paper. The Liquidity Agent agrees that it shall instruct the Company and the Depositary not to issue and sell Commercial Paper if there shall have occurred one or more of the events described in clauses (i) through (iii) of this Section 2.01(a). If the Liquidity Agent shall, as provided in this Section 2.01(a), instruct the Company and the Depositary not to issue or deliver Commercial Paper, the Company shall not thereafter issue or sell any Commercial Paper. Concurrently with the giving of any such instructions to the Company and the Depositary, the Liquidity Agent shall give notice thereof to the Agent, each Rating Agency and each Dealer, but failure to do so shall not impair the effect of such instructions.

                  (b) The Company agrees that each Commercial Paper Note shall
(i) be in the form of Exhibit A or Exhibit B to the Depositary Agreement and be completed in accordance with this Agreement and the Depositary Agreement, (ii) be dated the date of issuance thereof, (iii) be made payable to the order of a named payee or bearer, (iv) have a maturity date which shall not be later than the fifth day prior to the Liquidity Termination Date in effect on the date of issuance thereof, (v) be issued on a discount basis, and (vi) be in a face amount of $250,000 or an integral multiple of $1,000 in excess of $250,000; provided that (1) no issuance of Commercial Paper shall be made if, after giving effect to such issuance and the use of the proceeds thereof, the sum of the Aggregate CP Matured Value and the outstanding principal amount of all Loans hereunder would exceed the amount of the Liquidity Commitment prior to such issuance; and (2) no Commercial Paper shall have a maturity date later than the 180th day next succeeding the date of issuance of such Commercial Paper. Subject to the provisions of the Depositary Agreement, all Commercial Paper shall be delivered and issued against payment therefor in collected funds which are immediately available on the date of issuance, and otherwise in accordance with the terms of this Agreement and the Depositary Agreement.

                  SECTION 2.02 Commercial Paper Account; Payment of Commercial Paper. Pursuant to the Depositary Agreement, the Depositary shall establish with its Corporate Trust and Agency Group in New York a segregated trust account for the exclusive benefit of the holders of the outstanding Commercial Paper (said account being referred to herein and in the Depositary Agreement as the "Commercial Paper Account"), over which the Depositary shall have exclusive control and sole right of withdrawal. Proceeds of the sale of Commercial Paper shall be deposited in the Commercial Paper Account only to the extent necessary to pay matured and concurrently maturing Commercial Paper, whether or not presented to the Depositary for payment; otherwise proceeds of the sale of Commercial Paper shall be applied to the payment of any outstanding Loans to the extent thereof and the balance shall be transferred to the Lender's Account, in each case solely to the extent directed by the Collateral Agent.


                                   ARTICLE III

                                REVOLVING CREDIT

                  SECTION 3.01 The Revolving Loans and the Refunding Loans. (a) Subject to and upon the terms and conditions herein set forth, each Liquidity Lender severally agrees from time to time on a revolving basis prior to the Liquidity Termination Date, to make Revolving Loans and Refunding Loans to the Company, which Revolving Loans and Refunding Loans may be repaid and reborrowed in accordance with the provisions hereof and shall be made by the Liquidity Lenders pro rata on the basis of their respective Percentages.

                  (b) No Liquidity Lender shall be obligated to make any Loan to the Company if, and to the extent that, after giving effect to such Loan, the aggregate principal amount of Loans made by such Liquidity Lender would exceed such Liquidity Lender's Percentage of the Liquidity Commitment.

         SECTION 3.02 Revolving Loans. (a) If, on any Business Day on which the Company has been requested to make an Advance under the Credit Agreement, the Company is unable to issue Commercial Paper in an aggregate net amount sufficient to make such Advance (the excess of the amount required to make such Advance over the net amount obtained by the issuance of Commercial Paper on such day, an "Advance Deficit"), the Company may request a Borrowing consisting of Revolving Loans in an aggregate principal amount equal to the excess of (x) the Advance Deficit over (y) amounts in the Lender's Account available to make such Advance, by giving the Liquidity Agent at the Notice Office written notice or telephonic notice (confirmed in writing promptly thereafter) of such Borrowing (each a "Notice of Borrowing") no later than the time specified in the next sentence. A written or telephonic Notice of Borrowing shall be received by the Liquidity Agent no later than (x) 12:00 p.m. (New York City time) not less than three Working Days preceding the date of the requested Revolving Loans, in the case of Eurodollar Rate Loans and (y) 12:30 p.m. (New York City time) on the date of the requested Revolving Loans, in the case of Base Rate Loans. The Liquidity Agent shall promptly give each Liquidity Lender telephonic notice (confirmed in writing promptly thereafter) of such Notice of Borrowing. Each such Notice of Borrowing shall specify (1) whether the requested Revolving Loans are Eurodollar Rate Loans or Base Rate Loans, (2) the principal amount the Company desires to borrow hereunder, which shall be no greater than the entire unused portion of the Liquidity Commitment, (3) the date of borrowing (which shall be a Business Day , in the case of Base Rate Loans, or a Working Day, in the case of Eurodollar Rate Loans) and (4) in the case of Eurodollar Rate Loans, the Interest Period applicable thereto. Subject to the limitations imposed by
Section 3.01(b) and Section 6.02 hereof, the Liquidity Lenders shall make Revolving Loans in an aggregate principal amount equal to the amount requested in such Notice of Borrowing.

                  (b) Each Revolving Loan shall mature on the earlier of (i) the Liquidity Termination Date or (ii) acceleration following the occurrence of an Event of Default.

                  SECTION 3.03 Refunding Loans. (a) If, on any Business Day that Commercial Paper matures, the Company is unable to issue additional Commercial Paper in an aggregate net amount sufficient to repay in full all Commercial Paper maturing on such day (the excess of the amount required to pay in full all Commercial Paper maturing on such day over the net amount obtained by the issuance of Commercial Paper on such day, a "Commercial Paper Deficit"), the Liquidity Lenders shall, upon the request of the Company, or the Depositary or the Collateral Agent, in either case as attorney-in-fact for the Company, in accordance with Section 3.03(b) hereof, and subject to the limitations imposed by Section 3.01(b) and Section 6.03 hereof, make Refunding Loans in an aggregate principal amount equal to the excess of (x) the Commercial Paper Deficit over
(y) the sum of the aggregate amount, if any, applied or to be applied on such Business Day to the Commercial Paper Deficit from disbursements with respect to such maturing Commercial Paper from the Commercial Paper Account and amounts in the Lender's Account, in each case designated for payment of the maturing Commercial Paper.

                  (b) The Company, or the Depositary or the Collateral Agent, in either case, as attorney-in-fact for the Company, shall give the Liquidity Agent at the Notice Office written or telephonic Notice of Borrowing (confirmed in writing promptly thereafter) specifying (1) that the requested Refunding Loans are Base Rate Loans, (2) the aggregate principal amount of the

Refunding Loans requested pursuant to Section 3.03(a),which shall be no greater than the entire unused portion of the Liquidity Commitment, and (3) the date of the borrowing (which shall be a Business Day). A written or telephonic Notice of Borrowing shall be received by the Liquidity Agent no later than 1:00 p.m. (New York City time) on the borrowing date of the requested Refunding Loans. The Liquidity Agent will promptly give each Liquidity Lender telephonic notice (confirmed in writing promptly thereafter) of such request. If such written telephonic notice is received by the Liquidity Agent prior to the time specified in the preceding sentence, the requested Refunding Loans will be made on the requested Business Day, pro rata by the Liquidity Lenders in accordance with their respective Percentages. If such telephonic notice is not received prior to the time specified above, the requested Refunding Loans will be made pro rata by the Liquidity Lenders in accordance with their respective Percentages on the Business Day next succeeding the Business Day listed as the borrowing date in the Notice of Borrowing.

                  (c) Each Refunding Loan shall mature on the earlier of (i) Liquidity Termination Date or (ii) acceleration following the occurrence of an Event of Default.

                  SECTION 3.04 Disbursement of Funds. (a) Not later than 3:30 p.m. (New York City time) on the date specified in each Notice of Borrowing for a Revolving Loan, each Liquidity Lender will make available in freely transferable U.S. dollars and in immediately available funds its Percentage of the Revolving Loans required to be made on such date at the Payment Office of the Liquidity Agent. The Liquidity Agent will remit the aggregate of the amounts so made available by the Liquidity Lenders to the Borrower Account, on the Business Day such amounts are received.

                  (b) Not later than 3:00 p.m. (New York City time) on the date for a Refunding Loan, each Liquidity Lender will make available in freely transferable U.S. dollars and in immediately available funds its Percentage of the Refunding Loans required to be made on such date at the Payment Office of the Liquidity Agent. The Liquidity Agent will remit the aggregate amount of such funds made available by the Liquidity Lenders to the Commercial Paper Account on the Business Day such amount is received.

                  (c) In the event that any Liquidity Lender shall not fund a Loan as described in Section 3.04(b), then the Liquidity Agent shall notify each of the other Liquidity Lenders which are committed to lend on such day not later than 3:30 p.m. (New York City time) on such Business Day, and each of such other Liquidity Lenders shall, before 4:30 p.m. (New York City time) on such Business Day, make available to the Liquidity Agent in immediately available funds, a Refunding Loan in a principal amount equal to the lesser of (i) such un-funded amount multiplied by a fraction, the numerator of which is the commitment of such Liquidity Lender and the denominator of which is the aggregate commitments with respect to the Liquidity Lenders committed to lend on such day (less the commitments of the non-performing Liquidity Lenders) and (ii) the Available Liquidity Commitment of such Liquidity Lender. After the Liquidity Agent's receipt of such funds, the Liquidity Agent will transfer such funds to the Commercial Paper Account. If the Liquidity Lender which shall have so failed to fund shall subsequently pay such amount, the Liquidity Agent shall apply such amount to repay the additional Refunding Loans made by the other Liquidity Lenders pursuant to such subsequent notice from the Liquidity Agent.

                  (d) In the event that any Liquidity Lender shall not fund a Loan as described in Section 3.04(a), Section 3.04(b) or Section 3.04(c), the Liquidity Agent shall have no obligation to fund such Liquidity Lender's pro rata share of such Loan. Unless the Liquidity Agent shall have received notice from a Liquidity Lender prior to the time such Liquidity Lender is required to make funds available to the Liquidity Agent pursuant to Section 3.04(a), Section 3.04(b) or Section 3.04(c), as the case may be, that such Liquidity Lender will not make available to the Liquidity Agent such Liquidity Lender's pro rata share of such payment, the Liquidity Agent may (but in no event shall be required to) assume that such Liquidity Lender has made such pro rata share available to the Liquidity Agent on the date of such payment in accordance with Section 3.04(a),
Section 3.04(b) or Section 3.04(c), as the case may be, and the Liquidity Agent may (but in no event shall be required to), in reliance upon such assumption, make such payment as provided for in this Section 3.04(d). If and to the extent such Liquidity Lender shall not have so made such pro rata share of such payment available to the Liquidity Agent, such Liquidity Lender irrevocably and unconditionally agrees to repay to the Liquidity Agent, forthwith on demand such corresponding amount together with interest thereon, for each day from the date such payment is made by the Liquidity Agent until the date such amount is repaid to the Liquidity Agent, at a rate per annum equal to the greater of the Federal Funds Rate and the rate determined by the Liquidity Agent in accordance with banking industry rules on interbank compensation.

                  SECTION 3.05 The Loan Notes. (a) The Company's obligation to pay the principal of and interest on each Revolving Loan made by each Liquidity Lender shall be evidenced by a single note of the Company with respect to each such Liquidity Lender (each, a "Revolving Loan Note" and collectively, the "Revolving Loan Notes") which shall: (1) be dated the Effective Date; (2) collectively be in an aggregate principal amount equal to the Liquidity Commitment and individually be in the stated principal amount equal to such Liquidity Lender's Percentage of the Liquidity Commitment; (3) mature on the Liquidity Termination Date; (4) bear interest as provided in Section 3.06; (5) be payable to the order of such Liquidity Lender; (6) be entitled to the benefits of this Agreement and the Security Agreement; and (7) be substantially in the form of Exhibit A-1 to this Agreement with blanks appropriately completed in conformity herewith. Each Liquidity Lender shall, and is hereby authorized to, make a notation on the schedule attached to its Revolving Loan Note of the date and the amount of such Revolving Loan and the date and amount of the payment of principal thereon and, prior to any transfer of its Revolving Loan Note, such Liquidity Lender shall endorse the outstanding principal amount of such Revolving Loan Note on the schedule attached thereto; provided, however, that failure to make such notation shall not adversely affect such Liquidity Lender's rights with respect to any Revolving Loan.

                  (b) Although each Revolving Loan Note shall be dated the Effective Date, interest in respect thereof shall be payable only for the periods during which Revolving Loans are outstanding thereunder. In addition, although the stated principal amount of each Liquidity Lender's Revolving Loan Note shall be equal to such Liquidity Lender's Percentage of the Liquidity Commitment, such Revolving Loan Note shall be enforceable with respect to the Company's obligation to pay the principal thereof only to the extent of the unpaid principal amount of the Revolving Loans outstanding thereunder at the time such enforcement shall be sought.

                  (c) The Company's obligation to pay the principal of and interest on the Refunding Loans made by each Liquidity Lender shall be evidenced by a single note of the Company with respect to each such Liquidity Lender (each, a "Refunding Loan Note" and collectively, the "Refunding Loan Notes") which shall: (1) be dated the Effective Date; (2) collectively be in an aggregate principal amount equal to the Liquidity Commitment and individually be in the stated principal amount equal to such Liquidity Lender's Percentage of the Liquidity Commitment; (3) mature on the Liquidity Termination Date; (4) bear interest as provided in Section 3.06; (5) be payable to the order of such Liquidity Lender; (6) be entitled to the benefits of this Agreement and the Security Agreement; and (7) be substantially in the form of Exhibit A-2 to this Agreement with blanks appropriately completed in conformity herewith. Each Liquidity Lender shall, and is hereby authorized to, make a notation on the schedule attached to its Refunding Loan Note of the date and amount of such Refunding Loan and the date and amount of the payment of principal thereon and, prior to any transfer of its Refunding Loan Note, such Liquidity Lender shall endorse the outstanding principal amount of such Refunding Loan Note on the schedule attached thereto; provided, however, that failure to make such notation shall not adversely affect such Liquidity Lender's rights with respect to the Refunding Loans.

                  (d) Although each Refunding Loan Note shall be dated the Effective Date, interest in respect thereof shall be payable only for the periods during which Refunding Loans are outstanding thereunder. In addition, although the stated principal amount of each Liquidity Lender's Refunding Loan Note shall be equal to such Liquidity Lender's Percentage of the Liquidity Commitment, each Refunding Loan Note shall be enforceable with respect to the Company's obligation to pay the principal thereof only to the extent of the unpaid principal amount of the Refunding Loans outstanding thereunder at the time such enforcement shall be sought.

                  SECTION 3.06 Interest Rates and Payment Dates. (a) Each Eurodollar Rate Loan shall bear interest for each day during each Interest Period (including the first day but excluding the last day) with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

                  (b) Each Base Rate Loan shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin.

(c) If (i) the Asset Coverage Ratio is less than 300% or (ii) all or a portion of the principal amount of any Loan or any interest payable on the Loans shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), then in the case of clause (i) for so long as the Asset Coverage Ratio is less than 300%, the Loans and, in the case of clause (ii) from the date of such nonpayment until such amount is paid in full, such overdue amount, shall bear interest at a rate per annum which is equal to the greater of (x) the Base Rate plus 2%, and (y) the rate which is 2% in excess of the rate then applicable to the relevant Loan.

                  (d) Interest on each Eurodollar Rate Loan and Base Rate Loan shall be payable in arrears on each Interest Payment Date therefor, provided, in each case, that interest accruing pursuant to subsection (c) of this Section shall be payable on demand.

                  SECTION 3.07 Computation of Interest and Fees. (a) Interest on Base Rate Loans shall be calculated on the basis of a 365-day year for the actual days elapsed. Interest on Eurodollar Rate Loans and the Liquidity Fee payable pursuant to Section 4.01 shall be calculated on the basis of a 360-day year for the actual days elapsed. The Liquidity Agent shall as soon as practicable notify the Company and the Liquidity Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the Base Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change in the Base Rate becomes effective or such change in the Eurocurrency Reserve Requirements becomes effective, as the case may be. The Liquidity Agent shall as soon as practicable notify the Company and the Liquidity Lenders of the effective date and the amount of each such change in interest rate.

                  (b) Each determination of an interest rate by the Liquidity Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Company and the Liquidity Lenders in the absence of manifest error. The Liquidity Agent shall, at the request of the Company, deliver to the Company a statement showing the quotations used by the Liquidity Agent in determining any interest rate pursuant to Section 3.06(a) and the calculations made by the Liquidity Agent in determining any interest rate pursuant to Section 3.06(b).

                  SECTION 3.08 Inability to Determine Interest Rate. In the event that prior to the first day of any Interest Period the Liquidity Agent shall have determined (which determination shall be conclusive and binding upon the Company) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, (x) any Eurodollar Rate Loan requested to be made on the first day of such Interest Period shall be made as Base Rate Loan and (y) any Base Rate Loans that were to have been converted on the first day of such Interest Period to Eurodollar Rate Loans shall be converted to or continued as Base Rate Loans. Until such determination has been withdrawn by the Liquidity Agent, no further Eurodollar Rate Loans shall be made or continued as such, nor shall the Company have the right to convert Base Rate Loans to Eurodollar Rate Loans.

                 SECTION 3.09 Illegality. Notwithstanding any other provision herein, if any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Liquidity Lender or Lending Office to make or maintain Eurodollar Loans as contemplated by this Agreement,
(a) the commitment of such Liquidity Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert Base Rate Loans to Eurodollar Loans shall forthwith be suspended until such time as the circumstances giving rise to such suspension are no longer applicable and (b) the Loans of such Liquidity Lender or Lending Office then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Company shall pay to such Liquidity Lender such amounts, if any, as may be required pursuant to Section 3.12.

                  SECTION 3.10 Requirements of Law. (a) In the event that any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Liquidity Lender with any request or directive (whether or not having the force of law but, if not having the force of law, generally applicable to and complied with by banks of the same general type as such Liquidity Lender in the relevant jurisdiction) from any central bank or other Governmental Authority made subsequent to the Closing Date:

                  (i) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Liquidity Lender or Lending Office which is not otherwise included in the determination of the Eurodollar Rate hereunder, or

                  (ii) shall impose on such Liquidity Lender or Lending Office any other condition; and the result of any of the foregoing is to increase the cost to such Liquidity Lender or Lending Office, by an amount which such Liquidity Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or to reduce any amount receivable hereunder in respect thereof then, in any such case, the Company shall promptly pay such Liquidity Lender or Lending Office, upon its demand, any additional amounts necessary to compensate such Liquidity Lender for such increased cost or reduced amount receivable. If any Liquidity Lender or any Lending Office becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify the Company, through the Liquidity Agent, of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this subsection submitted by such Liquidity Lender or Lending Office, through the Liquidity Agent, to the Company shall be prima facie evidence of the accuracy of the information so recorded. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder for one year.

                  (b) If, after the date of this Agreement, the introduction of any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, affects the amount of capital required or expected to be maintained by any Liquidity Lender or any corporation controlling any Liquidity Lender, and such Liquidity Lender (taking into consideration such Liquidity Lender's or such corporation's policies with respect to capital adequacy) determines that the amount of capital maintained by such Liquidity Lender or such corporation which is attributable to or based upon the Loans, the Liquidity Commitments or this Agreement must be increased as a consequence of such introduction or change, then, upon demand of the Liquidity Agent at the request of such Liquidity Lender, the Company shall immediately pay to the Liquidity Agent on behalf of such Liquidity Lender, additional amounts sufficient to compensate such Liquidity Lender or such corporation for the increased costs to such Liquidity Lender or corporation of such increased capital. Any such demand shall be accompanied by a certificate of such Liquidity Lender setting forth in reasonable detail the computation of any such increased costs, provided that such Liquidity Lender shall not be required to disclose confidential information. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder for one year.

                  (c) Each Liquidity Lender will promptly notify the Company, through the Liquidity Agent, of any event of which it has knowledge that will entitle such Liquidity Lender to compensation pursuant to Section 3.10(a) or (b) above. No failure by any Liquidity Lender to give (or delay in giving) such notice shall adversely affect such Liquidity Lender's rights to such compensation, except that the Company shall have no obligation to compensate any Liquidity Lender for any cost or reduction incurred or accrued by it more than 180 days before such Liquidity Lender gives notice of the event giving rise to such cost or reduction as required by the preceding sentence (unless such cost or reduction is incurred or accrued by such Liquidity Lender more than 180 days before the delivery of such notice as a result of the retroactive application by any Governmental Authority of any Requirement of Law, applicable law, rule or guideline referred to in Section 3.10(a) or (b)).

                  SECTION 3.11 Taxes. (a) Except as otherwise provided herein, payments made by the Company under this Agreement and the Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority or any political subdivision or taxing authority thereof or therein with respect to such payments (but, excluding, except as provided in the second succeeding sentence, in the case of the Liquidity Agent, each Liquidity Lender and each Lending Office, net income on the Liquidity Agent or such Liquidity Lender or Lending Office, as the case may be, or profit taxes and capital taxes and franchise taxes (imposed in lieu of net income taxes) imposed by any Governmental Authority, or any political subdivision or taxing authority thereof or therein, in which the principal office of the Liquidity Agent or such Liquidity Lender is located and all interest, penalties or similar liabilities with respect to such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges (all such non-excluded taxes, levies, imposts, duties, charges and fees, being hereinafter called "Taxes"). If any Taxes are required to be withheld from any amounts payable to the Liquidity Agent or any Liquidity Lender hereunder or under the Notes, the amounts so payable to the Liquidity Agent or Liquidity Lender shall be increased to the extent necessary to yield to the Liquidity Agent or such Liquidity Lender (after making all required deductions for all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Notes had no such withholding occurred. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the Company agrees to reimburse each Liquidity Lender, upon the written request of such Liquidity Lender, for taxes imposed on or measured by the net income or net profits of such Liquidity Lender pursuant to the laws of the jurisdiction in which such Liquidity Lender is organized or in which the principal office or applicable lending office of such Liquidity Lender is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which the principal office of such Liquidity Lender is located and for any withholding of taxes as such Liquidity Lender shall determine are payable by, or withheld from, such Liquidity Lender, in respect of such amounts so paid to or on behalf of such Liquidity Lender pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Liquidity Lender pursuant to this sentence. Whenever any Taxes are payable by the

Company, within 45 days after the date the payment of any Taxes is due pursuant to the applicable law the Company shall send to the Liquidity Agent, for its own account or for the account of such Liquidity Lender, as the case may be, a certified copy of an original official receipt received by the Company showing payment thereof. If the Company fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Liquidity Agent the required receipts or other required documentary evidence, the Company shall indemnify the Liquidity Agent and the Liquidity Lenders for any incremental Taxes, interest or penalties that may become payable by the Liquidity Agent or any Liquidity Lender as a result of any such failure. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

                  (b) Each Liquidity Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. federal income tax purposes agrees that it will deliver to the Company and the Liquidity Agent (i) two accurate and completed original signed copies of United States Internal Revenue Service Form W-8ECI or W-8BEN (with respect to a complete or partial exemption under an income tax treaty) (or successor form) certifying in each case to such Liquidity Lender's entitlement as of such date to a complete or partial exemption from United States withholding tax with respect to payments under this Agreement and the Notes payable to it or (ii) if the Liquidity Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to a complete exemption under an income tax treaty) pursuant to clause
(i) above, (x) a certificate substantially in the form of Exhibit I (any such certificate, a "Section 3.11(b)(ii) Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN (with respect to the portfolio interest exemption)(or successor form) certifying to such Liquidity Lender's entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. Each such Liquidity Lender also agrees to deliver to the Company and the Liquidity Agent two further copies of the said Form W8ECI or W-8BEN (with respect to a compete or partial exemption under an income tax treaty) or W-8BEN (with respect to the portfolio exemption), or successor forms or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Company, and such extensions or renewals thereof as may reasonably be requested by the Company or the Liquidity Agent unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Liquidity Lender from duly completing and delivering any such form with respect to it and such Liquidity Lender so advises the Company and the Liquidity Agent, in which case such Liquidity Lender shall not be required to deliver such Form or Certificate pursuant to this Section 3.11(a). Each Liquidity Lender shall certify in the case of a Form W-8ECI or Form W-8BEN (with respect to a complete or partial exemption under an income tax treaty) or successor form, that it is entitled to receive payments under this Agreement without, or at a reduced rate of, deduction or withholding of any United States federal income Taxes.

                  (c) The Company shall not be required to pay any additional amounts to any

Person in respect of United States or other withholding tax pursuant to Section 3.11(a) if the obligation to pay such additional amounts would not have arisen but for a failure by such Person to comply with the requirements of Section 3.11(b) or 10.05(e); provided, that if such Liquidity Lender shall have satisfied such requirements on the Closing Date (in the case of each Liquidity Lender listed on the signature pages hereof) or on the effective date of the assignment pursuant to which it became a Liquidity Lender (in the case of each other Liquidity Lender), nothing in this subsection shall relieve the Company of its obligation to pay any additional amounts pursuant to Section 3.11(a) in the event that, as a result of any change in applicable law, such Liquidity Lender is no longer properly entitled to deliver certificates, documents or other evidence at a subsequent date establishing the fact that such Liquidity Lender is not subject to withholding as described in Section 3.11(b).

                  (d) If the Company pays any additional amount under this
Section 3.11 to a Liquidity Lender and such Liquidity Lender determines in its sole discretion that it has actually received or realized in connection therewith any refund or any reduction of, or credit against, its Tax liabilities in or with respect to the taxable year in which the additional amount is paid (a "Tax Benefit"), such Liquidity Lender shall pay to Company an amount that the Liquidity Lender shall, in its sole discretion, determine is equal to the net benefit, after tax, which was obtained by the Liquidity Lender in such year as a consequence of such Tax Benefit; provided, however, that (i) any Liquidity Lender may determine in its sole discretion consistent with the policies of such Liquidity Lender whether to seek a Tax Benefit; (ii) any Taxes that are imposed on a Liquidity Lender as a result of a disallowance or reduction (including through the expiration of any tax carryover or carryback of such Liquidity Lender that otherwise would not have expired) of any Tax Benefit with respect to which such Liquidity Lender has made a payment to the Company pursuant to this
Section 3.11(d) shall be treated as a Tax for which the Company is obligated to indemnify such Liquidity Lender pursuant to this Section 3.11 without any exclusions or defenses; and (iii) nothing in this Section 3.11(d) shall require a Liquidity Lender to disclose any confidential information to the Company (including, without limitation, its tax returns).

                  SECTION 3.12 Indemnity. The Company agrees to indemnify each Liquidity Lender and to hold each Liquidity Lender harmless from any loss or expense (other than any present or future taxes, now or hereafter imposed, levied, collected, withheld or assessed) which such Liquidity Lender may sustain or incur as a consequence of (a) default by the Company in payment when due of the principal amount of or interest on any Eurodollar Loan, (b) default by the Company in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Company has given a notice requesting the same in accordance with the provisions of this Agreement, (c) default by the Company in making any prepayment after the Company has given a notice thereof in accordance with the provisions of this Agreement or (d) the making by the Company of a prepayment (whether such prepayment is voluntary, optional, mandatory or upon acceleration of such Loans) of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto, including, without limitation, in each case, any such loss or expense arising from the reemployment of funds (but, otherwise, excluding in all cases consequential damages and loss of profits relating thereto) obtained by it or from fees payable to terminate the deposits from which such funds were obtained. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder for one year.

                  SECTION 3.13 Pro Rata Borrowings. All Loans under this Agreement shall be made by the Liquidity Lenders simultaneously and in such amount as necessary so that after giving effect thereto, to the extent possible, the outstanding Loans of each Liquidity Lender shall bear the same proportion to all outstanding Loans of all Liquidity Lenders as such Liquidity Lender's Percentage bears to 100%. Except as provided in Section 3.04 (c), it is understood that no Liquidity Lender shall be responsible for any default by any other Liquidity Lender in its obligations to make Loans hereunder and that each Liquidity Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Liquidity Lender to fulfill its commitment hereunder.

                  SECTION 3.14 Downgrading of Liquidity Lenders. If at any time the credit rating assigned to any Liquidity Lender by any Rating Agency is withdrawn or downgraded below the Highest Short-Term Rating Category of such Rating Agency, the Company may, upon five days' prior written notice given to the Liquidity Agent and such affected Liquidity Lender, either (i) replace such affected Liquidity Lender with a lender approved in advance in writing by the Agent (which lender shall sign such documents and instruments as shall be appropriate to assume the obligations of such affected Liquidity Lender hereunder) and having short-term ratings in the Highest Short-Term Rating Category from each Rating Agency or with a Liquidity Lender already a party to this Agreement, provided that no such replacement pursuant to this clause (i) shall be effective unless each Rating Agency shall have confirmed in writing to the Company and Liquidity Agent that such replacement would not result in a withdrawal or reduction of the rating by such Rating Agency of the Commercial Paper below the Highest Short-Term Rating Category of such Rating Agency; or
(ii) terminate such affected Liquidity Lender's Percentage of the Liquidity Commitment and reduce the Liquidity Commitment by such amount (subject to the prior execution and delivery of an amendment to this Agreement changing the Percentages of the Liquidity Lenders remaining so as to equal 100% in the aggregate); provided that in no event shall any such action under this clause
(ii) be effective hereunder if (x) the sum of the Aggregate CP Matured Value and the outstanding principal amount of all Loans hereunder would exceed (y) the Liquidity Commitment as so reduced; provided, however, that, until such time as one of the actions required by clause (i) or (ii) hereof is completed, the affected Liquidity Lender's Percentage of the Liquidity Commitment shall not be terminated (except pursuant to Section 4.02 or Article VIII hereof).

                  SECTION 3.15 Subordination. The Liquidity Agent and the Liquidity Lenders agree that the obligations of the Company set forth in Sections 3.09, 3.10, 3.11, 3.12 and 10.04 hereof shall be subordinate to the obligation of the Company to make payments of principal of and interest on the Loans and the Commercial Paper, and shall constitute claims against the Company only to the extent (if any) that the assets of the Company are sufficient for the payment thereof.

                  SECTION 3.16 Mitigation of Costs; Replacement of Liquidity Lender. (a) If any Liquidity Lender, by changing its Lending Office can mitigate any adverse effect on the Company under subsections 3.09, 3.10, 3.11 or 3.12, such Liquidity Lender will, if requested by the Company, use reasonable efforts (subject to overall policy considerations of such Liquidity Lender) to designate another lending office for any Loans affected by such event; provided that the Liquidity Lender shall determine in its sole discretion that such designation is made on such terms that such Liquidity Lender and its lending office suffer no material economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such Section.

                  (b) If any Liquidity Lender (x) shall have required compensation pursuant to subsection 3.09, 3.10 or subsection 3.11, (y) shall have failed to fund a Loan in accordance with Section 3.04, and/or (z) shall have refused to consent to a proposed change, waiver, discharge or termination in connection with this Agreement which has been approved by the Required Liquidity Lenders pursuant to Section 10.03, the Company shall have the right, with the consent of the Liquidity Agent (which shall not be unreasonably withheld), to substitute such Liquidity Lender with a Liquidity Lender (a "Replacement Lender") satisfactory to the Company and the Liquidity Agent (which may be one or more of the Liquidity Lenders) to assume the Liquidity Commitment of such Liquidity Lender and to purchase the Notes held by such Liquidity Lender for an amount equal to the principal of, and accrued and unpaid interest on, such Notes, together with any costs reasonably incurred by such Liquidity Lender in connection with its sale of such Notes (without recourse to or warranty by such Liquidity Lender and subject to all amounts owing to such Liquidity Lender under this Agreement having been paid in full); provided that such successor Liquidity Lender (x) shall have a short-term rating in the Highest Shot-Term Rating Category from each Rating Agency and (y) shall have delivered to the Liquidity Agent an opinion substantially in the form of Exhibit D attached hereto. Upon the exercise of such right by the Company and the satisfaction of such conditions thereto, such Liquidity Lender shall convey its interest to the Replacement Lender in accordance with the procedures set forth in Section 10.05.

                  SECTION 3.17 Loans by Designated Liquidity Lenders. For any Liquidity Lender which is a Designating Liquidity Lender, any Loan to be made by such Liquidity Lender may from time to time be made by its Designated Liquidity Lender in such Designated Liquidity Lender's sole discretion, and nothing herein shall constitute a commitment to make Loans by such Designated Liquidity Lender provided that if any Designated Liquidity Lender elects not to, or fails to, make any such Loan, its Designating Liquidity Lender hereby agrees that it shall make such Loan pursuant to the terms hereof. Any Loan actually funded by a Designated Liquidity Lender shall constitute a utilization of the Liquidity Commitment of the Designating Liquidity Lender for all purposes hereunder.


                                   ARTICLE IV

                               OTHER CREDIT TERMS

                  SECTION 4.01 Liquidity Fee. In connection with and as consideration for the holding available for use by the Company the full amount of the Liquidity Commitments during the Liquidity Commitment Period the Company agrees to pay to the Liquidity Agent for the account of each Liquidity Lender a commitment fee (the "Liquidity Fee") equal to the sum of the product of (x) the Liquidity Commitment Fee Rate multiplied by (y) the average daily amount of the Available Liquidity Commitment of such Liquidity Lender during the calendar quarter preceding the calendar quarter in which the Liquidity Fee is paid multiplied by (z) a fraction the numerator of which is the number of days in the calendar quarter preceding the calendar quarter in which the Liquidity Fee is paid and the denominator of which is 360. Such Liquidity Fee shall be payable quarterly in arrears on the fifth Business Day of each calendar quarter (in respect of the Liquidity Fee accrued during the preceding calendar quarter), commencing _____ __, 2000 and on the Liquidity Termination Date.

                  SECTION 4.02 Termination of Liquidity Commitment. (a) The Company may irrevocably terminate the Liquidity Commitment on or after the first date on which (i) the Company shall have permanently ceased issuing Commercial Paper and (ii) no Commercial Paper or Loans are outstanding.

                  (b) After giving notice of termination pursuant to Section 4.02(a) hereof, the Company shall not make any further Advances to the Borrower pursuant to the Credit Agreement.

                  SECTION 4.03 Expiration of Liquidity Commitment; Extension of Liquidity Commitment. (a) Subject to subsection (b) of this Section 4.03 and other provisions of this Agreement permitting earlier termination hereof, the Liquidity Commitment (but not this Agreement) shall terminate on the Liquidity Termination Date. The Liquidity Agent shall provide a written notice thereof to the Rating Agencies.

                  (b) On any Business Day which is at least 30 and not more than 45 days prior to the Liquidity Termination Date then in effect, the Company may notify the Liquidity Agent of its desire to extend the Liquidity Termination Date for the period specified in such notice, whereupon the Liquidity Agent shall notify each Liquidity Lender of such request. Not later than the 30th day next following notice of such request, but in no event earlier than the 45th day prior to he Liquidation Termination Date then in effect, each Liquidity Lender will notify the Liquidity Agent whether it consents to such extension, provided that in the event that a Liquidity Lender does not respond to such request such Liquidity Lender shall be deemed to have denied its consent to such request. The Liquidity Agent shall notify the Company in writing of the decisions of the Liquidity Lenders not later than thirty days (or, if such day is not a Business Day, the next succeeding Business Day) after the date on which the Liquidity Agent shall have received such notice from the Company. If all of the Liquidity Lenders consent to extend the Liquidity Termination Date for the specified period as evidenced by a notice from the Liquidity Agent to the Company, the Liquidity Termination Date shall be so extended on the date of such notice and the Liquidity Agent shall provide a written notice thereof to the Rating Agencies.

                  (c) If any Liquidity Lender does not consent to the extension of the Liquidity Termination Date pursuant to subsection (b) of this Section 4.03, the Company may, upon such failure to extend, (A) request each Liquidity Lender that is willing to extend the Liquidity Termination Date to assume all or a portion of the non-extending Liquidity Lender's Percentage of the Liquidity Commitment and (B) after first making the request pursuant to clause (A), as to any portion of the non-extending Liquidity Lender's Percentage of the Liquidity Commitment not assumed pursuant to such clause within fifteen days after the date of such request, obtain a qualified successor lender or lenders having (in each case) short-term ratings in the Highest Short-Term Rating Category from each Rating Agency to assume such non-extending Liquidity Lender's Percentage of the Liquidity Commitment. If such a successor lender or lenders are obtained prior to the Liquidity Termination Date then in effect, the Company, the Liquidity Lenders willing to extend the Liquidity Termination Date, the Liquidity Agent and such successor lender or lenders shall sign such documents and instruments as shall be appropriate to evidence the extension of the Liquidity Termination Date and such successor lender's or lenders' assumption of such non-extending Liquidity Lender's Percentage of the Liquidity Commitment (including, without limitation, any adjustment to the Percentages) and the successor lender shall deliver an opinion substantially in the form of Exhibit D attached hereto. Upon the execution and delivery of such documents and instruments and the payment of any fees which may be payable in connection therewith, the Liquidity Termination Date shall as of the date of such delivery be extended for the specified period. Each such successor Liquidity Lender shall be deemed to be a "Liquidity Lender" for all purposes hereunder, and the non-extending Liquidity Lender shall have no further obligations hereunder.

                  SECTION 4.04 Use of Proceeds. (a) The proceeds of the Revolving Loans shall be used by the Company only to make Advances to the Borrower pursuant to the Credit Agreement. The proceeds of Refunding Loans shall be used by the Company solely to pay maturing Commercial Paper.

                  (b) The proceeds of Commercial Paper shall be used by the Company only to (i) make Advances to the Borrower pursuant to the Credit Agreement and (ii) repay maturing Commercial Paper or Loans.


                                    ARTICLE V

                                    PAYMENTS

                  SECTION 5.01 Payments on Non-Business Days. Whenever any payment to be made hereunder or under a Loan Note (other than payments on the Eurodollar Rate Loans) shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and interest and fees shall be payable at the applicable rate through and including the day immediately preceding such Business Day. If any payment on a Eurodollar Rate Loan becomes due and payable on a day other than a Working Day, the maturity thereof shall be extended to the next succeeding Working Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Working Day.

                  SECTION 5.02 Prepayments. (a) The Company may, at any time and from time to time, prepay the Loans, in whole or in part, without premium or penalty, upon at least three Working Days' irrevocable notice (in the case of Eurodollar Rate Loans) and one Business Day's irrevocable notice (in the case of Base Rate Loans) from the Company to the Liquidity Agent specifying the date and amount of prepayment and whether the prepayment is of Eurodollar Rate

Loans, Base Rate Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of any such notice from the Company, the Liquidity Agent shall promptly notify each Liquidity Lenders thereof. If any such notice is given, the amount specified in such notice shall be due and payable by the Company on the date specified therein, together with accrued interest to such date on the amount prepaid. Partial prepayments shall be in an aggregate principal amount of $5,000,000 or a whole multiple thereof.

                  (b) On any Business Day on which any Loan is outstanding and the Company is able to sell Commercial Paper, the Company shall be obligated to prepay Loans in an amount equal to the lesser of (x) the aggregate amount of Loans outstanding and (y) the proceeds from the sale of the maximum amount of Commercial Paper that the Company is able to sell on such day in excess of the proceeds needed to pay Commercial Paper maturing on such day.

                  (c) If on any Business Day on which any Loan is outstanding, the Company shall have received prepayments of Advances from the Borrower, then the Company shall on such Business Day prepay the Loans to the extent of such amounts.

                  (d) Notwithstanding anything to the contrary in this Agreement, on the Liquidity Termination Date (i) all Loans outstanding shall mature and be payable in full, and the Liquidity Commitment of each Liquidity Lender shall be reduced to zero, (ii) the Company shall have permanently ceased issuing Commercial Paper, and (iii) the Company shall not make any further Advances to the Borrower pursuant to the Credit Agreement.

                  SECTION 5.03 Attachments. Anything herein to the contrary notwithstanding, the Company shall not be permitted to issue or sell Commercial Paper after the Company has received notice that the Commercial Paper Account or any funds on deposit in, or otherwise to the credit of, the Commercial Paper Account are or have become subject to any stay, writ, judgment, warrant of attachment, execution or similar process, unless such stay, writ, judgment, warrant or attachment, execution or similar process does not, in the reasonable opinion of the Required Liquidity Lenders, materially impair the fulfillment of the transactions contemplated by this Agreement.

                  SECTION 5.04 Method and Place of Payment, etc. (a) All payments by the Company under this Agreement and the Loan Notes owing to the Liquidity Lenders shall be made to the Liquidity Agent for the pro rata account of each Liquidity Lender, without setoff or counterclaim, not later than 2:00 p.m. (New York City time) on the date when due and shall be made in freely transferable U.S. dollars and in immediately available funds at the Liquidity Agent's Payment Office. Payments by the Company shall be distributed by the Liquidity Agent to the Liquidity Lenders (i) on account of principal of and interest on the Loans made by the Liquidity Lenders, pro rata according to the respective outstanding principal amounts of the Loans held by each Liquidity Lender and (ii) on account of the Liquidity Fee in accordance with each Liquidity Lender's respective Percentage prior to the close of business on the day on which received.

                  (b) On any date on which a payment by the Company of any amount owing by it hereunder is due and payable, the Liquidity Agent may (but in no event shall be required to) assume that the Company has made such payment available to the Liquidity Agent on the date of such payment in accordance with Section 5.04 hereof, and the Liquidity Agent may (but in no event shall be required to), in reliance upon such assumption, make payment to the Liquidity Lenders accordingly. If and to the extent the Company shall not have so made such payment available to the Liquidity Agent, each Liquidity Lender irrevocably and unconditionally agrees to repay to the Liquidity Agent forthwith on demand the amount of such payment received by such Liquidity Lender together with interest thereon, for each day from the date such payment is made by the Liquidity Agent until the date such amount is repaid to the Liquidity Agent, at a rate per annum equal to the Federal Funds Rate.

                  (c) Any payments received after 2:00 p.m. (New York City time) on the date when due shall be deemed for purposes of calculating interest pursuant to Section 3.06 hereof to have been paid on the next succeeding Business Day, and interest shall be payable at the applicable rate through and including the day immediately preceding such Business Day.

                  SECTION 5.05 Conversion and Continuations. (a) The Company may elect from time to time to convert Eurodollar Rate Loans to Base Rate Loans, by giving the Liquidity Agent at least two Business Days' prior irrevocable notice of such election; provided that any such conversion of Eurodollar Rate Loans may only be made on the last day of an Interest Period with respect thereto. The Company may elect from time to time, provided no Default or Event of Default shall have occurred and be continuing, to convert Base Rate Loans to Eurodollar Rate Loans by giving the Liquidity Agent at least three Working Days' prior irrevocable notice of such election. Any such notice of conversion to Eurodollar Rate Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the Liquidity Agent shall promptly notify each Liquidity Lender thereof. All or any part of outstanding Eurodollar Rate Loans and Base Rate Loans may be converted as provided herein; provided that no Loan may be converted into a Eurodollar Rate Loan after the date that is one month prior to the Liquidity Termination Date.

                  (b) Any Eurodollar Rate Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Company giving notice to the Liquidity Agent, in accordance with the applicable provisions of the definition of "Interest Period" set forth in Section 1.02, of the length of the next Interest Period to be applicable to such Eurodollar Rate Loans; provided that no Eurodollar Rate Loan may be continued as such after the date that is one month prior to the Liquidity Termination Date; and provided, further, that if the Company shall fail to give any required notice as described above in this subsection or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to Base Rate Loans on the last day of such then expiring Interest Period.


                                   ARTICLE VI

                              CONDITIONS PRECEDENT

                  SECTION 6.01 Conditions to Effectiveness. This Agreement shall become effective on the date (the "Effective Date") which shall be the first day on which all of the following conditions have been satisfied:

                  (a) Agreement. Each Liquidity Lender, the Liquidity Agent and the Company shall have signed a counterpart copy of this Agreement and delivered the same to the Liquidity Agent.

                  (b) The Revolving Loan Notes and the Refunding Loan Notes. There shall have been delivered to the Liquidity Agent for the account of each Liquidity Lender the appropriate Revolving Loan Note and Refunding Loan Note payable to the order of such Liquidity Lender in the amount and as otherwise provided for in Article III.

                  (c) Credit Agreement. The Company, the Borrower and the Agent shall have executed and delivered the Credit Agreement, and the Liquidity Agent shall have received a fully executed counterpart thereof.

                  (d) Security Agreement. The Company, the Collateral Agent, the Liquidity Agent, the Agent, the Depositary and the Borrower shall have executed and delivered to the Collateral Agent the Security Agreement, which shall be in full force and effect, and the Liquidity Agent shall have received a fully executed counterpart thereof.

                  (e) Control Agreement. The Custodian, the Company, the Borrower and the Collateral Agent shall have executed and delivered the Control Agreement and the Liquidity Agent shall have received a fully executed counterpart thereof.

                  (f) Depositary Agreement. The Company and the Depositary shall have executed and delivered the Depositary Agreement, the Collateral Agent shall have consented thereto and the Liquidity Agent shall have received a fully executed counterpart thereof.

                  (g) Other Agreements. The Company shall have executed and delivered each other Facility Document to which it is a party and the Liquidity Agent shall have received a fully executed counterpart of each such document.

                  (h) No Default. After giving effect to the effectiveness of this Agreement, there shall exist no Default or Event of Default under this Agreement or the Credit Agreement.

                  (i) Representations and Warranties. All representations and warranties of (i) the Company contained in this Agreement and in the other Facility Documents to which it is a party or in any document, certificate or financial or other statement delivered in connection herewith or therewith, and (ii) the Borrower contained in the Facility Documents to which it is a party, shall (in each case) be true and correct in all material respects and with the same force and effect as though such representations and warranties had been made as of such time, except to the extent any such representations and warranties relate solely to an earlier date.

                  (j) Opinions of Counsel. The Liquidity Agent shall have received, in sufficient quantities for each Liquidity Lender, the Liquidity Agent and the Company, favorable opinions dated the Effective Date covering the matters set forth in Exhibits E and F attached hereto and such other matters as the Liquidity Agent shall reasonably request from (i) Chapman and Cutler as to certain matters regarding the Borrower and (ii) from __________________ and White & Case LLP as to certain matters regarding the Company.

                  (k) Closing Certificates. The Liquidity Agent shall have received in sufficient quantities for each Liquidity Lender a certificate, dated the Effective Date and executed by the president, treasurer, assistant treasurer or other authorized officer of each of the Company and the Borrower, stating that all of the conditions specified in Sections 6.01(h) and (i) as applicable to it are then satisfied.

                  (l) Filings, etc. All filings (including, without limitation, pursuant to the UCC) and recordings shall have been completed in such jurisdictions as may be required or permitted by law to establish, perfect, protect and preserve the rights, titles, interests, remedies, powers, privileges, liens and security interests of the Company and of the Collateral Agent in the collateral covered by the Security Agreement and any giving of notice or the taking of any other action to such end (whether similar or dissimilar) required or permitted by law shall have been given or taken. On or prior to the Effective Date, the Company, the Agent and the Collateral Agent shall have received satisfactory evidence as to any such filing, recording, registration, giving of notice or other action so taken or made.

                  (m) Documentation and Proceedings. The Liquidity Agent shall have received (i) copies of the certificate of formation and the limited liability company agreement of the Company and copies of the declaration of trust and by-laws, or other similar governing document, of the Borrower, (ii) Board of Directors resolutions of the Company and the resolutions of the Board of Trustees of the Borrower in respect of the Facility Documents to which it is a party, and (iii) incumbency certificates of the Company and the Borrower, all certified on the Effective Date by appropriate corporate authorities and reasonably satisfactory in form and substance to the Liquidity Agent.

                  (n) Rating Letter. The Commercial Paper shall have been given a rating of at least [A-1+/F-1+/P-1] from S&P, Fitch and Moody's respectively, which ratings shall be in full force and effect.

                  SECTION 6.02 Conditions to Each Credit Utilization. The obligation of each Liquidity Lender to make each Revolving Loan hereunder and the right of the Company to issue Commercial Paper other than to continue the funding of outstanding Advances (any of the foregoing, a "Credit Utilization") are subject at the time of such Credit Utilization to the satisfaction of the following conditions; provided that the condition specified in Section 6.02(c) shall be applicable only in respect of the making of Revolving Loans. Each Credit Utilization shall constitute a representation and warranty by the Company that the conditions specified in Sections 6.02(a) and (b) below are then satisfied.

                  (a) No Default. At the time of such Credit Utilization and after giving effect thereto, there shall exist no Default or Event of Default under this Agreement and no "default" or "event of default" under the Credit Agreement.

                  (b) Representations and Warranties. At the date of such Credit Utilization and after giving effect thereto, all representations and warranties of (i) the Company contained in this Agreement and in other Facility Documents to which it is a party or in any document, certificate or financial or other statement delivered in connection herewith or therewith and (ii) to the Company's knowledge, the Borrower contained in the Facility Documents to which it is a party or in any document, certificate or financial or other statement delivered in connection therewith, in each case shall be true and correct in all material respects with the same force and effect as though such representations and warranties had been made as of such date, except to the extent any such representations and warranties relate solely to an earlier date.

                  (c) Commercial Paper Unavailable. The Company shall have determined in good faith that the Company is unable to issue Commercial Paper at maturities up to 180 days in an amount sufficient to enable the Company to fund an Advance requested by the Borrower under the Credit Agreement on the date requested.

                  (d) No Bankruptcy Proceeding. The Company shall not have voluntarily commenced any proceeding or filed any petition under any bankruptcy, insolvency or similar law seeking the dissolution, liquidation or reorganization of the Company or taken any corporate action for the purpose of effectuating any of the foregoing, and no involuntary proceedings or involuntary petition shall have been commenced or filed against the Company by any Person under any bankruptcy, insolvency or similar law seeking the dissolution, liquidation or reorganization of the Company that shall not have been dismissed.

                  (e) Asset Coverage Ratio. The Asset Coverage Ratio of the Borrower shall not be less than 300%.

                  SECTION 6.03 Conditions Precedent to the Making of Each Refunding Loan. In addition to the requirements of Section 3.01, the Liquidity Lenders shall not be required to make Refunding Loans if at or prior to the time of making of such Refunding Loan (i) an order for relief shall be entered in a case under the Bankruptcy Code in which the Company is a debtor or the Company shall have voluntarily commenced any proceeding or filed any petition under any bankruptcy, insolvency or similar law seeking the dissolution, liquidation or reorganization of the Company or taken any corporate action for the purpose of effectuating any of the foregoing or seeking the appointment of a receiver, trustee, custodian or liquidator for itself or a substantial portion of its property, assets or business, (ii) involuntary proceedings or an involuntary petition shall have been commenced or filed against the Company by any Person other than the Collateral Agent under any bankruptcy, insolvency of similar law seeking the dissolution, liquidation or reorganization of the Company or seeking the appointment of a receiver, trustee, custodian or liquidation for itself or a substantial portion of its property, assets or business and such proceeding or petition shall continue undismissed for sixty days after the commencement or filing thereof or (iii) the Asset Coverage Ratio of the Borrower shall be less than 225%.

                                   ARTICLE VII

                                    COVENANTS
                                    ---------

          While this Agreement is in effect and until all indebtedness hereunder and under the Commercial Paper and the Loan Notes shall have been paid in full and the Liquidity Lenders no longer have any Liquidity Commitment hereunder, the Company agrees that:

          SECTION 7.01 Affirmative Covenants. Each of the Company and the Borrower will pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims for sums that have become due and payable which, if unpaid, might become a Lien not otherwise permitted under this Agreement; provided, that the Borrower or the Company, as the case may be, shall not be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with U.S. GAAP. The Company will (w) promptly provide the Liquidity Agent and the Manager with all financial and operational information which the Company receives under the Facility Documents and such additional information as the Liquidity Agent or the Manager may reasonably request and permit the Liquidity Agent, each Liquidity Lender and its agents, upon prior notice to the Company, to inspect any of the Company's assets (including its books and records) at any time that the Liquidity Agent reasonably so requests; provided, however, that, in the absence of a Default or Event of Default, the Liquidity Agent will be permitted to make no more than one such inspection in any calendar year; (x) comply in all material respects with obligations it assumes under the Facility Documents; (y) not take any action which would permit the Borrower to have the right to refuse to perform any of its obligations under any of the Facility Documents to which the Company is a party and (z) provide the Manager with all of the information it reasonably requires to perform its services under the Management Agreement. The Company will provide a monthly statement to the Rating Agencies setting forth the information reasonably requested by the Rating Agencies.

          SECTION 7.02 Dividend Limitation. The Company will not declare or pay any dividend in respect of, or make any distribution in respect of, or redemption or purchase of, any shares of its capital stock ("Restricted Payments"); provided that the Company may make Restricted Payments in an amount in any one year not to exceed $5,000 in each case on a basis subordinated to the prior payment in full of all amounts due and owing in respect of Commercial Paper and Loans.

          SECTION 7.03 Liens. The Company will not contract for, create, incur, assume or suffer to exist any Lien, security interest, charge or other encumbrance of any nature upon any of its property or assets, whether now owned or hereafter acquired except for any Permitted Liens.

          SECTION 7.04 Other Debt; Receivables. The Company will not create, incur, assume or suffer to exist any indebtedness, whether current or funded, or any other liability except (i) indebtedness evidenced by the Commercial Paper,
(ii) indebtedness evidenced by the

Loan Notes, (iii) indebtedness of the Company representing fees, expenses and indemnities payable pursuant to the Facility Documents, and (iv) trade payables for necessary services supplied or furnished to the Company.

          SECTION 7.05 Guarantees, Loans, Advances and Other Liabilities. Except as contemplated by the Credit Agreement, the Company will not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any assets, stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person.

          SECTION 7.06 Consolidation, Merger and Sale of Assets. The Company will not enter into any merger, consolidation, joint venture, syndicate or other form of combination with any Person or sell, lease or transfer or otherwise dispose of any of its assets or receivables or purchase any asset or engage in any other transaction which would result in a change of control of the Company.

          SECTION 7.07 Certain Amendments and Waivers. Without the prior written approval of the Required Liquidity Lenders, the Company will not execute or consent to any amendment or waiver of any Facility Document.

          SECTION 7.08 Capital Expenditures. The Company will not make any expenditure (by long-term or operating lease or otherwise) for capital assets (both realty and personalty).

          SECTION 7.09 Other Business. The Company will not engage in any business or enterprise or enter into any material transaction other than as contemplated by the Facility Documents.

          SECTION 7.10 Amendment of Certificate of Incorporation or By-Laws. The Company will not amend its certificate of formation or limited liability company agreement if such amendment would have a material adverse effect on the Liquidity Lenders or the holders of the Commercial Paper.

          SECTION 7.11 Good Standing. The Company will maintain its existence as a limited liability company validly existing and in good standing under the laws of the State of Delaware.

          SECTION 7.12 Restriction on Advances. The Company will not make any Advances on or after the Liquidity Termination Date.

          SECTION 7.13 Separate Existence. The Company will:

          (i) maintain in full effect its existence, rights and franchises as a limited liability company under the laws of the state of its organization and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement and each Facility Document to which it is a party and each other instrument or agreement necessary or appropriate for the proper administration hereof and permit and effectuate the transactions contemplated hereby;

          (ii) maintain its own deposit account or accounts, separate from those of the Borrower or any of its Affiliates, with commercial banking institutions. The funds of the Company will not be diverted to any other Person or for other than the use of the Company and the funds of the Company shall not be commingled with those of the Borrower or any of its Affiliates;

          (iii) to the extent that the Company contracts or does business with vendors or service providers where the goods and services provided are partially for the benefit of any other Person, the costs incurred in so doing shall be fairly allocated to or among the Company and such entities for whose benefit the goods and services are provided, and the Company and each such entity shall bear its fair share of such costs. All material transactions between the Company and any of its Affiliates shall be only on an arm's-length basis;

          (iv) maintain a principal executive and administrative office through which its business is conducted and a telephone number separate from the Borrower and its Affiliates;

          (v) conduct its affairs strictly in accordance with its certificate of formation and observe all necessary, appropriate and customary formalities relating to limited liability companies, including, but not limited to, holding all regular and special members' and managers' meetings appropriate to authorize all action of the Company, keeping separate and accurate minutes of such meetings, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, but not limited to, inter-company transaction accounts. Regular members' and managers' meetings shall be held at least annually;

          (vi) ensure that decisions with respect to its business and daily operations shall be independently made by the Company (although the officer making any particular decision may also be an employee, officer or director of a member or any of its Affiliates) and shall not be dictated by the Borrower or any of its Affiliates;

          (vii) act solely in its own name and through its own authorized officers and agents. The Company shall at all times use its own stationery;

          (viii) ensure that neither the Borrower nor any of its Affiliates shall advance funds to the Company, other than as is otherwise provided herein or in the other Facility Documents, and neither the Borrower nor any of its Affiliates will otherwise supply funds to, or guaranty debts of, the Company;

          (ix) other than organizational expenses and as expressly provided herein, pay all expenses, indebtedness and other obligations incurred by it;

          (x) not (A) enter into any guaranty, or otherwise become liable, or hold itself out as responsible with respect to any obligation of any member of the Company, the Borrower or any of their respective Affiliates or (B) seek to obtain credit or incur any obligation to any third party based upon the assets of any member of the Company, the Borrower or any of their respective Affiliates and induce any such third party to reasonably rely on the credit-worthiness of any member of the Company, the Borrower or any of their respective Affiliates;

          (xi) maintain books and records adequate for the preparation of separate financial statements of the Company and ensure that any financial statements required of the Company shall be issued separately from any statements for any member of the Company, the Borrower or any of their respective Affiliates;

          (xii) ensure that at all times it is adequately capitalized to engage in the transactions contemplated in its limited liability company agreement;

          (xiii) ensure that the financial statements and books and records of Company, on the one hand, and each member of the company, the Borrower and their respective Affiliates, on the other hand, reflect the separate existence of the Company; and

          (xiv) not act as agent for any member of the Company, the Borrower or any of its Affiliates, but instead present itself to the public as a company separate from each such corporation and independently engaged in the business specified in the Facility Documents.

          SECTION 7.14 Notice of Default. The Company shall give to the Liquidity Agent, the Liquidity Lenders and the Depositary prompt written notice of (i) any Default or Event of Default hereunder and (ii) any "default" or "event of default" under the Credit Agreement.


                                  ARTICLE VIII

                                EVENTS OF DEFAULT
                                -----------------

          SECTION 8.01 Event of Default. Upon the occurrence of any of the following events (each an "Event of Default"), and so long as such Event of Default shall continue unremedied:

          (a) Payments. (x) failure by the Company to pay the principal of a Loan or any amount in respect of Commercial Paper when due, or (y) to pay any interest on the Loans or any Liquidity Fee or any other amount payable to the Liquidity Agent or the Liquidity Lenders hereunder within three Business Days after such amount becomes due; or

          (b) Representations. Any representation or warranty or statement made or deemed made by the Company in this Agreement or in any other Facility Document or in any document entered into in connection herewith or therewith or in any document, certificate or financial or other statement delivered in connection therewith shall prove to have been incorrect when made or deemed to have been made in any material respect; or

          (c) Covenants. Failure by the Company to observe or perform in all material respects (i) any of the covenants or agreements in Sections 7.02, 7.03, 7.04, 7.05, 7.06, 7.07, 7.08, 7.09, 7.10 or 7.12 of this Agreement, or (ii) any other covenant or agreement contained herein or in any other Facility Document and not constituting an Event of Default under any other clause of this Article VIII; provided, that in the case of clause (ii), such failure shall have continued for thirty days after the Company shall have become aware of such failure; or

          (d) Voluntary Bankruptcy Proceedings of the Company. Either (i) the Company shall become insolvent or generally fail to pay, or admit in writing its inability to pay, its debts as they become due, or shall voluntarily commence any proceeding or file any petition under any bankruptcy, insolvency or similar law or seeking dissolution or reorganization or the appointment of a receiver, trustee, custodian or liquidator for itself or a substantial portion of its property, assets or business or to effect a plan or other arrangement with its creditors, or shall file any answer admitting the jurisdiction of the court and the material allegations of an involuntary petition filed against it in any bankruptcy, insolvency or similar proceeding, or shall be adjudicated bankrupt, or shall make a general assignment for the benefit of creditors, or shall consent to or acquiesce in the appointment of a receiver, trustee, custodian or liquidator for itself or a substantial portion of its property, assets or business or (ii) action shall be taken by the Company for the purpose of effectuating any of the foregoing; or

          (e) Involuntary Bankruptcy Proceedings against the Company. If involuntary proceedings or an involuntary petition shall be commenced or filed against the Company under any bankruptcy, insolvency or similar law or seeking the dissolution or reorganization of the Company or the appointment of a receiver, trustee, custodian or liquidator for the Company or of a substantial part of the property, assets or business of the Company, or any writ, order, judgment, warrant of attachment, execution or similar process shall be issued or levied against a substantial part of the property, assets or business of the Company, and such proceeding or petition shall not be dismissed, or such execution or similar process shall not be released, vacated or fully bonded, within sixty days after commencement, filing or levy, as the case may be; or

          (f) Security Interest. The Security Agreement shall cease to be in full force and effect, or the enforceability thereof shall be contested by the Company, or the Lien on the Collateral in favor of the Collateral Agent shall at any time cease to be a valid and perfected first priority Lien, subject only to Permitted Liens; or

          (g) Judgments. Any final judgments or orders (not subject to appeal) by one or more courts of competent jurisdiction for the payment of money in an aggregate amount in excess of $50,000 (after giving effect to insurance, if any, available with respect thereto) shall be rendered against the Company, and the same shall remain unsatisfied, unvacated, unbonded or unstayed for a period of thirty days after the date on which the right to appeal has expired;

then, at any time during the continuance of any Event of Default, the Liquidity Agent may, and shall at the written request of the Required Liquidity Lenders, by written notice to the Company, the Collateral Agent and the Depositary (i) declare the principal of and accrued interest in respect of the Loan Notes to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Company, anything contained herein or in any Loan Note to the contrary notwithstanding, and/or (ii) declare the Liquidity Commitment terminated, whereupon the Liquidity Commitment and the obligation of the Liquidity Lenders to make new Loans hereunder, with the exception of Refunding Loans with respect to Commercial Paper issued and delivered by the Depositary prior to the Depositary's receipt of instructions from the Liquidity Agent to cease issuing Commercial Paper as provided in Section 2.01(a) hereof, shall terminate immediately and any accrued fees or premiums shall forthwith become due and payable without any further notice of any kind; provided that if an Event of Default described in clauses (d) or (e) above shall occur in respect of the Company, the result which would otherwise occur only upon the giving of written notice by the Liquidity Agent to the Company, the Collateral Agent and the Depositary as specified in clauses (i) and (ii) above shall occur automatically, without the giving of any such notice. Anything herein to the contrary notwithstanding, no declaration or termination of the Liquidity Commitment pursuant to the foregoing provisions of this Article VIII shall affect the obligation of the Liquidity Lenders to make Refunding Loans with respect to Commercial Paper issued, and delivered by the Depositary prior to the Depositary's receipt of instructions from the Liquidity Agent to cease issuing Commercial Paper as provided in Section 2.01(a) hereof, provided the conditions set forth in Section 6.03 hereof are satisfied at the time of the making of any such Refunding Loan. Subject to Sections 10.13 and 10.14 hereof, upon the occurrence of an Event of Default the Liquidity Lenders may proceed to enforce their rights and remedies as permitted by applicable law and the Security Agreement, including bringing an action for specific performance by the Company of any of the Company's obligations under the Facility Documents.


                                   ARTICLE IX

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

          In order to induce the Liquidity Lenders to enter into this Agreement and to provide the credit facilities provided for herein, the Company makes the following representations and warranties to the Liquidity Lenders:

          SECTION 9.01 Existence. The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware, has the power to own its assets and to transact the business in which it is now engaged and is duly qualified as a foreign limited liability company and in good standing under the laws of each jurisdiction in which its business or activities requires such qualification. The Company has no Subsidiaries.

          SECTION 9.02 Corporate Power; Authorization; Enforceable Obligation. The Company has the power, authority and legal right to execute, deliver and perform the Facility Documents to which it is a party and to borrow hereunder and has taken all necessary action to authorize the borrowings on the terms and conditions hereof and the execution, delivery and performance of such Facility Documents. No consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required for the execution, delivery and performance by the Company of the Facility Documents to which it is a party which has not been obtained, made, given or accomplished. This Agreement, the Credit Agreement, the Security Agreement, the Depositary Agreement, the Control Agreement and the Loan Notes have been executed and delivered by a duly authorized officer of the Company, and each of such Agreements constitutes and, in the case of Commercial Paper, when executed and issued in accordance with the provisions hereof and of the Depositary Agreement, will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except that the enforceability thereof may be subject to the effects of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          SECTION 9.03 No Legal Bar. The execution, delivery and performance by the Company of the Facility Documents to which it is a party will not violate any provision of any existing law or regulation applicable to the Company, or of any order, judgment, award or decree of any court, arbitrator or Governmental Authority applicable to the Company or the Certificate of Incorporation or By-Laws of the Company or any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Company is a party or by which the Company or any of its assets may be bound, and will not, except as otherwise provided herein or under any of the other Facility Documents, result in, or require, the creation or imposition of any Lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking.

          SECTION 9.04 No Material Litigation. No litigation, investigation or administrative proceeding of or before any court, arbitrator or Governmental Authority is pending or, to the Company's knowledge, threatened against the Company or any of its assets (a) with respect to the Facility Documents or the Borrowings hereunder or (b) that would have a material adverse effect on the business, operations, assets or financial or other condition of the Company.

          SECTION 9.05 Margin Regulations. No part of the proceeds of the Loans or any Commercial Paper shall be used to purchase or carry any margin stock (as such terms are defined in Regulation U of the Board of Governors of the Federal Reserve System). The Company is not engaged, principally or as one of its important primary activities, in the business of extending credit for the purpose of purchasing or carrying any margin stock.

          SECTION 9.06 Security Interest. (a)(i) No effective financing statement listing the Company as debtor (other than any which may have been filed on behalf of the Collateral Agent) covering any of the Lender Collateral (as defined in the Security Agreement) is on file in any public office; and (ii) at the date of each deposit of funds in the Lender's Account, the Company was, is or will then be the lawful owner of, and had, has or will then have good title to, such funds free and clear of all Liens; and

          (b) The Company has not created any security interest which remains in effect in the Lender Collateral and will keep the Lender Collateral and every part thereof free and clear of all Liens except Permitted Liens and the lien and security interest granted pursuant to the Security Agreement in favor of the Collateral Agent.

          SECTION 9.07 Commercial Paper; Investment Company Act. All Commercial Paper shall either be sold in an exempt transaction under Section 4(2) of the Securities Act of 1933, as amended, or shall constitute exempt securities under
Section 3 of the Securities Act of 1933, as amended, and neither registration of Commercial Paper under such Act, nor qualification of an indenture with respect to Commercial Paper under the Trust Indenture Act of 1939, as amended, will be required in connection with the offer, issuance, sale or delivery of Commercial Paper. The Company is not an "investment company" required to register as such under the Investment Company Act of 1940, as amended.

          SECTION 9.08 Parent of the Company.             is the registered
owner of   % of the issued and outstanding membership interests of the Company, all of which membership interests have been validly issued, are fully paid and
non-assessable and are owned of record by                    , free and clear of
all mortgages, assignments, pledges, security interests, warrants, options and rights to purchase. The Company owns no capital stock of, or other interest in, any Person.

          SECTION 9.09 Special Purpose Company. The Company has been organized solely for the purposes of consummating the transactions contemplated by this Agreement and the other Facility Documents.


          SECTION 9.10 Tax Returns and Payments. The Company and the Borrower have filed all federal income tax returns and all other material tax returns, domestic and foreign, required to be filed by them and have paid all material taxes and assessments payable by them which have become due, except for those contested in good faith and adequately disclosed and fully provided for on the financial statements of the Company or the Borrower, as the case may be, in accordance with generally accepted accounting principles. The Company and the Borrower have at all times paid, or have provided adequate reserves (in the good faith judgment of the management of the Company or the Borrower) for the payment of, all federal, state and foreign income taxes applicable for all prior fiscal years and for the current fiscal year to date. There is no material action, suit, proceeding, investigation, audit, or claim now pending or, to the knowledge of the Company or the Borrower, threatened by any authority regarding any taxes relating to the Company or the Borrower. Neither the Company nor the Borrower has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of the Company or the

Borrower, as the case may be, or is aware of any circumstances that would cause the taxable years or other taxable periods of the Company or the Borrower not to be subject to the normally applicable statute of limitations.

                                    ARTICLE X

                                  MISCELLANEOUS
                                  -------------

          SECTION 10.01 Descriptive Headings. The descriptive headings of the various sections of this Agreement are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

          SECTION 10.02 Exercise of Rights. No failure or delay on the part of the Liquidity Agent or any Liquidity Lender to exercise any right, power or privilege under this Agreement and no course of dealing between the Company and the Liquidity Agent or any Liquidity Lender shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Liquidity Agent or the Liquidity Lenders would otherwise have pursuant to law or equity. No notice to or demand on any party in any case shall entitle such party to any other or further notice or demand in similar or other circumstances, or constitute a waiver of the right of the other party to any other or further action in any circumstances without notice or demand.

          SECTION 10.03 Amendment and Waiver. No provision of this Agreement, the Notes, the Security Agreement or the Control Agreement may be amended, waived, supplemented, restated, discharged or terminated unless the Required Liquidity Lenders and the Company (and, to the extent that the rights of the Liquidity Agent are affected, the Liquidity Agent) shall have given written consent thereto; provided that no such amendment, waiver, supplement, restatement, discharge or termination shall (a) forgive or reduce the amount or extend the maturity of any Note (except pursuant to Section 4.03), or reduce the rate or extend the time of payment of interest thereon, or forgive or reduce, or extend the date of payment of, any fee payable to any Liquidity Lender hereunder, or, except as provided in Sections 4.02 and 4.03, increase the amount of any Liquidity Lender's Commitment, in each case without the written consent of the Liquidity Lender affected thereby, or (b) reduce the minimum Asset Coverage Ratio, (c) amend, modify or waive any provision of this Section 10.03 or reduce the percentage specified in the definition of Required Liquidity Lenders, or consent to the assignment or transfer by the Company of any of its rights and obligations under this Agreement and the Notes, or (d) release all or a substantial portion of the Collateral (as defined in the Security Agreement) in each case without the written consent of all the Liquidity Lenders. Any such waiver and any such amendment, supplement, restatement, discharge or termination shall apply equally to each of the Liquidity Lenders and shall be binding upon the Company, the Liquidity Lenders, the Liquidity Agent and all future holders of the Notes. In the case of any waiver, the Company, the Liquidity Lenders and the Liquidity Agent shall be restored to their former position and rights hereunder and under the outstanding Notes, and any Default or Event of Default waived shall be deemed to be cured and not continuing, but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon. The Rating Agencies shall be given prior written notice of each amendment of, or waiver with respect to, any Facility Document and such amendment or waiver shall not cause any rating by the Rating Agencies on the Commercial Paper to be withdrawn or reduced.

          SECTION 10.04 Expenses and Indemnification. (a) The Company agrees (i) to pay or reimburse the Liquidity Agent for all of its reasonable costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement, the Notes and any other documents and agreements prepared in connection herewith or therewith to which the Company is a party, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and expenses of its counsel, and (ii) after the occurrence of an Event of Default, to pay or reimburse each Liquidity Lender and the Liquidity Agent for all of its reasonable costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the Notes, and any such other documents or agreements prepared in connection herewith or therewith, including without limitation, fees and disbursements of counsel.

          (b) The Company agrees to (i) pay, indemnify, and hold each Liquidity Lender and the Liquidity Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, recording, documentary and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the Notes and any other documents or agreements prepared in connection herewith or therewith, and (ii) to pay, indemnify, and hold the Liquidity Agent and each Liquidity Lender (and their respective affiliates, officers, directors, employees, agents and attorneys-in-fact; collectively with each Liquidity Lender and Liquidity Agent, the "Indemnified Parties") harmless from and against any and all other liabilities, obligations, loans, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (including, without limitation, fees and disbursements of counsel of any kind or nature whatsoever in any way arising out of or related to (x) the execution, delivery, enforcement, performance and administration of this Agreement, the Notes and any such other documents to which the Company is a party, (y) any use or proposed use of the Loans or any portion thereof, or (z) any litigation, proceeding or investigation instituted or conducted by any agency or instrumentality or any other Person with respect to any aspect of, or any transaction contemplated by, or referred to in, or any matter related to, this Agreement, the Notes or any such other documents contemplated hereby to which the Company is a party, whether or not the Indemnified Parties are a party thereto, and claims alleging any contravention or breach by the Company of the securities laws of any Governmental Authority (all the foregoing non-excluded items, collectively, the "Indemnified Liabilities"); provided that the Company shall have no obligation hereunder to any Indemnified Party with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of such Indemnified Party. If any action is brought against the Liquidity Agent, any Liquidity Lender or any other Indemnified Party, the Company shall, if requested by the Liquidity Agent, resist and defend such action, suit or proceeding or cause the same to be resisted and defended by counsel reasonably satisfactory to such Indemnified Party. Each Indemnified Party shall, unless the Liquidity Agent, a Liquidity Lender or other Indemnified Party has made the request described in the preceding sentence and such request has been complied with, have the right to employ its own counsel to investigate and control the defense of any matter covered by such indemnity and the reasonable fees and expenses of such counsel shall be at the expense of the Company.

          (c) All obligations provided for in this Section 10.04 shall survive any termination of this Agreement.

          SECTION 10.05 Successors and Assigns. (a) This Agreement shall bind, and the benefits hereof shall inure to, the Company, the Liquidity Agent and the Liquidity Lenders and their respective successors and assigns; provided that the Company may not transfer or assign any or all of its rights and obligations hereunder without the prior written consent of each Liquidity Lender.

          (b) Any Liquidity Lender may sell, transfer or assign all or any portion of its obligation to make Loans hereunder; provided that (i) the lender proposing to purchase such obligation has short-term ratings in the Highest Short-Term Rating Category from each Rating Agency and the Borrower shall have consented in writing to such purchase (which consent shall not be unreasonably withheld) and (ii) the lender proposing to purchase such obligation delivers opinions of counsel in the form of Exhibit D hereto. Any such assignee shall agree to be bound by the provisions of Section 10.19 hereof and the minimum amount of any assignment will be $5,000,000.

          (c) Each Liquidity Lender may sell participations in all or any part of any Loan or Loans or its obligations to make Loans hereunder to another bank or other entity, in which event the participant shall not have any rights under the Facility Documents (the participant's rights against such Liquidity Lender in respect of participation to be those set forth in the agreement executed by such Liquidity Lender in favor of the participant relating thereto) and all amounts payable by the Company hereunder shall be determined as if such Liquidity Lender had not sold such participation; provided that any such participant shall be entitled to the benefits of the payments required to be made by the Company pursuant to Sections 3.09, 3.10, 3.11, 3.12 and 10.04 hereof to the extent that such Liquidity Lender would be entitled to such benefits if the participation had not been entered into or sold; and provided, further, that no Liquidity Lender shall transfer, grant or assign any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Facility Document except to the extent such amendment or waiver would (x) extend the final scheduled maturity of any Loan or Loan Note in which such participant is participating, or reduce the rate or extend the time of payment of interest or fees thereon (except in connection with a waiver of the applicability of any post-default increase in interest rates), or reduce the principal amount thereof, or increase such participant's participating interest in any Commitment over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or a mandatory prepayment, shall not constitute a change in the terms of any Commitment), (y) release all or substantially all of the Collateral, or (z) permit the assignment or transfer by the Company of any of its rights and obligations under this Agreement. The Company agrees that if amounts outstanding under this Agreement and the Notes are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, to the extent permitted by law, each participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a Liquidity Lender under this Agreement or any Note; provided that such participant shall only be entitled to such right of setoff if it shall have agreed in the agreement pursuant to which it shall have acquired its participating interest to share with the Liquidity Lenders the proceeds thereof as provided in Section 10.11. In the event of any such sale by a Liquidity Lender of participating interests to a participant, such Liquidity Lender's obligations under this Agreement shall remain unchanged, such Liquidity Lender shall remain solely responsible for the performance thereof, such Liquidity Lender shall remain the holder of any such Loan Note for all purposes under this Agreement, and the Company and the Liquidity Agent shall continue to deal solely and directly with such Liquidity Lender in connection with such Liquidity Lender's rights and obligations under this Agreement.

          (d) Each Liquidity Lender may furnish any information concerning the Company or the Borrower, in the possession of such Liquidity Lender from time to time to assignees and participants (including the prospective assignees and participants); provided, however, that any such assignee or participant shall agree to be bound by the provisions of Section 10.19 hereof.

          (e) If any interest in this Agreement or any Note is transferred, pursuant to subsection (b) or (c), above to any transferee which is not already a Liquidity Lender hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for federal income tax purposes, the respective assignee Liquidity Lender shall provide to the Company and the Liquidity Agent the appropriate Internal Revenue Service Forms described in Section 3.11(b).

          (f) Nothing herein shall prohibit any Liquidity Lender from pledging or assigning any Note and its rights hereunder to any lender affiliated with the Federal Reserve System in accordance with applicable law and the regulations of the Board of Governors of the Federal Reserve System.

          (g) Any Designating Liquidity Lender may at any time designate not more than one Designated Liquidity Lender to fund Loans on behalf of such Designating Liquidity Lender subject to the terms of this Section 10.05. No Designating Liquidity Lender may have more than one Designated Liquidity Lender at any time. Such designation may occur either by the execution of the signature pages hereof by such Designating Liquidity Lender and Designated Liquidity Lender next to the appropriate "Designating Liquidity Lender" and "Designated Liquidity Lender" captions, or by execution by such parties of a Designation Agreement subsequent to the date hereof; provided that any Designating Liquidity Lender and its Designated Liquidity Lender executing the signatures pages hereof as "Designating Liquidity Lender" and "Designated Liquidity Lender", respectively, on the date hereof shall be deemed to have executed a Designation Agreement, and shall be bound by the respective representations, warranties and covenants contained therein, and such designation shall be conclusively deemed to be accepted by the Company and the Liquidity Agent. The parties to each such designation occurring subsequent to the execution date hereof shall execute and deliver to the Liquidity Agent and the Company for their acceptance a Designation Agreement. Upon such receipt of an appropriately completed Designation Agreement executed by a Designating Liquidity Lender and a designee representing that it is a Designated Liquidity Lender and consented to by the Company, the Liquidity Agent will accept such Designation Agreement and will give prompt notice thereof to the Company and the other Liquidity Lenders, whereupon, (i) the Company shall execute and deliver to the Designating Liquidity Lender a Designated Liquidity Lender Note payable to the order of the Designated Liquidity Lender, (ii) from and after the effective date specified in the Designation Agreement, the Designated Liquidity Lender shall become a party to this Agreement with a right to make Loans on behalf of its Designating Liquidity Lender pursuant to Section 3.17, and (iii) the Designated Liquidity Lender shall not be required to make payments with respect to any obligations in this Agreement except to the extent of excess cash flow of such Designated Liquidity Lender which is not otherwise required to repay obligations of such Designated Liquidity Lender which are then due and payable; provided, however, that regardless of such designation and assumption by the Designated Liquidity Lender, the Designating Liquidity Lender shall be and remain obligated to the Company, the Liquidity Agent and the Liquidity Lenders for each and every of the obligations of the Designating Liquidity Lender and its related Designated Liquidity Lender with respect to this Agreement, including, without limitation, any indemnification obligations under this Agreement and any sums otherwise payable to the Company by the Designated Liquidity Lender. Each Designating Liquidity Lender, or a specified branch or affiliate thereof, shall serve as the administrative agent of its Designated Liquidity Lender and shall on behalf of its Designated Liquidity Lender: (i) receive any and all payments made for the benefit of such Designated Liquidity Lender and (ii) give and receive all communications and notices and take all actions hereunder, including, without limitation, votes, approvals, waivers, consents and amendments under or relating to this Agreement and the other Facility Documents. Any such notice, communications, vote, approval, waiver, consent or amendment shall be signed by a Designating Liquidity Lender, or specified branch or affiliate thereof, as administrative agent for its Designated Liquidity Lender and need not be signed by such Designated Liquidity Lender on its own behalf. The Company, the Liquidity Agent and the Liquidity Lenders may rely thereon without any requirement that the Designated Liquidity Lender sign or acknowledge the same. No Designated Liquidity Lender may assign or transfer all or any portion of its interest hereunder or under any other Facility Document, other than via an assignment to its Designating Liquidity Lender or Liquidity Bank, if any.

          SECTION 10.06 Notices, Requests, Demands. Except where telephonic instructions or notices are authorized herein to be given, all notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto shall be in writing and shall be personally delivered or sent by registered, certified or express mail, postage prepaid, return receipt requested, or by nationally recognized overnight courier, or by facsimile transmission (with telephonic confirmation of receipt) and shall be deemed to be given for purposes of this Agreement on the day that such writing is delivered to the intended recipient thereof in accordance with the provisions of this Section. Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section, notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses (or to their respective facsimile transmission numbers) indicated below, and, in the case of telephonic instructions or notices, by calling the telephone number or numbers indicated for such party below, or at any other address (including any other facsimile transmission numbers) or telephone number or numbers, as the case may be, as any party hereto may notify to the other parties hereto in accordance with the provisions of this Section 10.06.

                  If to the Company:

                           [SPV]

                           Attention:
                           Telephone. No.
                           Telecopier No.

                  with a copy to:

                           Global Secutirization Services, LLD
                           Telephone No.:  (212) 302-5151
                           Telecopier No.: (212) 302-8767

                  If to the Borrower:

                           Nuveen Senior Income Fund
                           820 Jorie Boulevard
                           Oak Brook, Illinois  60523

                           Attention:  Jeffrey W. Maillet
                           Telephone No.  (312) 917-7927
                           Telecopier No. (312) 917-8347

                  If to the Liquidity Agent:

                           Deutsche Bank AG, New York Branch
                           31 West 52nd Street
                           New York, New York, 10019

                           Attention:  Dan Moyers
                           Telephone No.  (212) 469-8000
                           Telecopier No. (212) 469-7753

                  If to the Liquidity Lenders, to the respective addresses set forth underneath their respective names on the signature pages hereto.

                  If to Fitch:

                           Fitch, IBCA

                           1 State Street Plaza
                           New York, New York  10004
                           Attention:  Asset CP Group
                           Telephone No. (212) 908-0682
                           Telecopier No.(212) 553-0573

                  If to Moody's:

                           Moody's Investors Service, Inc.
                           99 Church Street
                           New York, New York  10007
                           Attention:
                                       -------------------
                           Telephone No. (212)
                                               -----------
                           Telecopier No.(212)
                                               -----------

                  If to S&P's:

                           Standard & Poor's
                           55 Water Street
                           New York, New York  10041
                           Attention:
                                       ------------------
                           Telephone No. (212)
                                               ----------
                           Telecopier No.(212)
                                               ----------

          SECTION 10.07 Survival of Representations and Warranties. All representations and warranties contained in Article IX shall survive the execution and delivery of this Agreement and the Loan Notes and shall continue only so long as and until such time as all indebtedness hereunder and under the Commercial Paper and the Loan Notes shall have been paid in full and the Liquidity Lenders no longer have any Liquidity Commitment hereunder.

          SECTION 10.08 Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND UNDER THE LOAN NOTES SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          SECTION 10.09 Waiver of Jury Trial. EACH OF THE COMPANY, THE LIQUIDITY AGENT AND THE LIQUIDITY LENDERS HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO ANY OF THE FACILITY DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.

          SECTION 10.10 Counterparts. This Agreement may be executed in any number of copies, and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument. Complete counterparts of this Agreement shall be lodged with the Company and the Liquidity Agent.

          SECTION 10.11 Adjustments. If any Liquidity Lender (a "Benefited Liquidity

Lender") shall at any time receive any payment of all or part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily) in a greater proportion than any such payment to and collateral received by any other Liquidity Lender, if any, in respect of such other Liquidity Lender's Loans, or interest thereon, such Benefited Liquidity Lender shall immediately purchase for cash from the other Liquidity Lenders such portion of each such other Liquidity Lender's Loan, or shall provide such other Liquidity Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Liquidity Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Liquidity Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Liquidity Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Company agrees, to the extent it may do so under applicable law, that each Liquidity Lender so purchasing a portion of another Liquidity Lender's Loan may exercise all rights of payment with respect to such portion as fully as if such Liquidity Lender were the direct holder of such portion.

          SECTION 10.12 Further Assurances. The Company agrees to do such further acts and things and to execute and deliver to the Liquidity Agent such additional assignments, agreements, powers and instruments, as the Liquidity Agent may require or deem advisable to carry into effect the purposes of this Agreement or to better assure and confirm unto the Liquidity Agent its rights, powers and remedies hereunder.

          SECTION 10.13 No Bankruptcy Petition Against the Company. Each Liquidity Lender and the Liquidity Agent severally and not jointly, hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all outstanding Commercial Paper, it will not institute against, or join any other Person in instituting against, the Company any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

          SECTION 10.14 No Recourse. The obligations of the Company under this Agreement, the Loan Notes, the Depositary Agreement, the Security Agreement, the Control Agreement and all other Facility Documents are solely the corporate obligations of the Company. No recourse shall be had for the payment of any amount owing in respect of Loans or for the payment of any fee hereunder or any other obligation or claim arising out of or based upon this Agreement, the Loan Notes, the Depositary Agreement, the Security Agreement, the Control Agreement or any other Facility Document against any shareholder, employee, officer, director, agent or incorporator of the Company.

          SECTION 10.15 Appointment of the Liquidity Agent. (a) Each Liquidity Lender hereby irrevocably appoints Deutsche Bank AG, New York Branch, as its Liquidity Agent hereunder, under the Depositary Agreement, the Control Agreement and under the Security Agreement and hereby authorizes the Liquidity Agent to take such action on its behalf and to exercise such rights, remedies, powers and privileges hereunder or thereunder as are specifically authorized to be exercised by the Liquidity Agent by the terms hereof or thereof, together with such rights, remedies, powers and privileges as are reasonably incidental thereto. The Liquidity Agent may execute any of its duties hereunder, under the Depositary Agreement, the Control Agreement and under the Security Agreement, by or through agents or employees. The relationship between the Liquidity Agent and each Liquidity Lender is that of agent and principal only, and nothing herein shall be deemed to constitute the Liquidity Agent a trustee for any Liquidity Lender or impose on the Liquidity Agent any obligation other than those for which express provision is made herein or in the Security Agreement, the Control Agreement or the Depositary Agreement.


          (b) Except as required by the specific terms of this Agreement, the Depositary Agreement, the Control Agreement and the Security Agreement, the Liquidity Agent shall not have any duty to exercise any right, power, remedy or privilege granted to it hereby or thereby, or to take any affirmative action or exercise any discretion hereunder or thereunder, including, without limitation, the right of the Liquidity Agent to instruct the Depositary not to issue or deliver Commercial Paper under the provisions of Section 2.01(a) hereof and the Depositary Agreement, unless directed to do so by the Required Liquidity Lenders (and shall be fully protected in acting or refraining from acting pursuant to such directions which shall be binding upon the Liquidity Lenders), and shall not, without the prior approval of the Required Liquidity Lenders (or, to the extent provided in Section 10.03, the prior approval of all Liquidity Lenders), consent to any material departure by the Company or the Depositary from the terms hereof or thereof, waive any default on the part of any such party under any such agreement or instrument or amend, modify, supplement or terminate, or agree to any surrender of, any such agreement or instrument; provided that the foregoing limitation on the authority of the Liquidity Agent is for the benefit of the Liquidity Lenders and shall not impose any obligation on the Depositary or the Company to investigate or inquire into the authority of the Liquidity Agent in any circumstances, and the Depositary and the Company shall be fully protected in carrying out any request, direction or instruction made or given to the Depositary or the Company by the Liquidity Agent in the exercise of any right, power, remedy or privilege granted to the Liquidity Agent hereby or by the terms of the Depositary Agreement or the Security Agreement, receiving or acting upon any consent or waiver granted to the Company or the Depositary hereunder or thereunder by the Liquidity Agent, or entering into any amendment or modification of, or supplement to, this Agreement, the Depositary Agreement, the Control Agreement or the Security Agreement, and neither the Depositary nor the Company shall be subject to the claims of any Liquidity Lender by reason of the lack of authority of the Liquidity Agent to take any such action nor shall the lack of authority on the part of the Liquidity Agent in any circumstance give rise to any claim on the part of the Depositary or the Company against any Liquidity Lender; and provided further, that the Liquidity Agent shall not be required to take any action which exposes the Liquidity Agent to personal liability or which is contrary to this Agreement, the Depositary Agreement, the Security Agreement, the Control Agreement or applicable law.

          (c) Neither the Liquidity Agent nor any Liquidity Lender, or any of its or their respective directors, officers, agents or employees, shall be liable to the Liquidity Agent, any other Liquidity Lender, the Depositary or the Company, as the case may be, for any action taken or omitted to be taken by it or them hereunder, under the Depositary Agreement, the Security Agreement, the Control Agreement or in connection herewith or therewith, except for its or their own gross negligence or willful misconduct; nor shall the Liquidity Agent or any Liquidity Lender be responsible to the Liquidity Agent or any other Liquidity Lender, as the case may be, for the validity, effectiveness, value, sufficiency or enforceability against the account debtors, the Company, the Depositary, the Collateral Agent or the Borrower of the Collateral, this Agreement, the Depositary Agreement, the Security Agreement, the Control Agreement, the Loan Notes or any other document furnished pursuant hereto or thereto or in connection herewith or therewith. Without limitation of the generality of the foregoing, the Liquidity Agent: (i) may consult with legal counsel (including counsel for the Company), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to any Liquidity Lender and shall not be responsible to any Liquidity Lender for any statements, warranties or representations made in or in connection with this Agreement, the Depositary Agreement, the Security Agreement, the Control Agreement, any other document furnished pursuant hereto or thereto or in connection herewith or therewith; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement, the Depositary Agreement, the Security Agreement, the Control Agreement or the Loan Notes, on the part of any party hereto or thereto or to inspect the property (including the books and records) of the Company; (iv) shall not be responsible to any Liquidity Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the Depositary Agreement, the Security Agreement, the Control Agreement, the Loan Notes, or any other instrument or document furnished pursuant hereto or thereto; and (v) shall incur no liability under or in respect of this Agreement, the Depositary Agreement, the Control Agreement or the Security Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by facsimile transmission or telex) or telephonic instruction, or notices to the extent authorized herein or therein believed by it to be genuine and signed or sent by the proper party or parties.

          (d) Each Liquidity Lender hereby agrees, in the ratio that such Liquidity Lender's Percentage of the Liquidity Commitment hereunder bears to the Liquidity Commitment, to indemnify and hold harmless the Liquidity Agent, from and against any and all losses, liabilities (including liabilities for penalties), actions, suits, judgments, demands, damages, costs and expenses of any kind whatsoever (including, without limitation, fees and expenses of attorneys, accountants and experts) incurred or suffered by the Liquidity Agent in its capacity as Liquidity Agent hereunder as a result of any action taken or omitted to be taken by the Liquidity Agent in such capacity or otherwise incurred or suffered by, made upon, or assessed against the Liquidity Agent in such capacity; provided that no Liquidity Lender shall be liable for any portion of any such losses, liabilities (including liabilities for penalties), actions, suits, judgments, demands, damages, costs or expenses resulting from or attributable to gross negligence or willful misconduct on the part of the Liquidity Agent or its officers, employees or agents. Without limiting the generality of the foregoing, each Liquidity Lender hereby agrees, in the ratio aforesaid, to reimburse the Liquidity Agent promptly following its demand for any out-of-pocket expenses (including, without limitation, attorneys' fees and expenses) incurred by the Liquidity Agent hereunder, under the Depositary Agreement, the Control Agreement or the Security Agreement, and not promptly reimbursed to the Liquidity Agent by the Company. Each Liquidity Lender's obligations under this paragraph shall survive the termination of this Agreement and the discharge of the Company's obligations hereunder.

          (e) The Liquidity Lenders agree that with respect to their obligation to lend under this Agreement, the Loans made by them and the Loan Note issued to such Liquidity Lenders, the Liquidity Agent shall have the same rights and powers hereunder as any other Liquidity Lender or holder of a Loan Note and may exercise the same as though it were not performing the duties specified herein; and the terms "Liquidity Lenders," "holders of Notes," or any similar terms shall, unless the context clearly otherwise indicates, include the Liquidity Agent in its individual capacity. The Liquidity Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with the Company, the Borrower or any of their affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from the Company, or any of their affiliates for services in connection with this Agreement and otherwise without having to account for the same to any Liquidity Lender.

          (f) Each Liquidity Lender expressly agrees that the Liquidity Agent shall enter into the Security Agreement on its behalf, and expressly consents to the priority of payments set forth in Section 5 and Section 13 of the Security Agreement.

          SECTION 10.16 Resignation by the Liquidity Agent. The Liquidity Agent may resign as such at any time upon at least thirty days' prior written notice to the Borrower, the Company, the Depositary, the Collateral Agent and the Liquidity Lenders; provided, however, that the resignation of the Liquidity Agent shall not be effective until the Liquidity Lenders shall have agreed to the appointment of another Liquidity Lender to perform the duties of the Liquidity Agent hereunder and the Company shall have consented to such appointment, which consent shall not be unreasonably withheld. In the event of such resignation, the Required Liquidity Lenders shall as promptly as practicable appoint a successor agent to replace the Liquidity Agent. Notwithstanding the resignation of the Liquidity Agent hereunder, the provisions of Section 10.15 shall continue to inure to the benefit of the Liquidity Agent in respect of any action taken or omitted to be taken by the Liquidity Agent in its capacity as such while it was such under this Agreement.

          SECTION 10.17 Knowledge of Company. The Company shall be entitled to assume that no Event of Default or Default shall have occurred and be continuing, unless an officer or a director of the Company has actual knowledge thereof or the Company has received notice from any Person that such Person considers that such an Event of Default or Default has occurred and is continuing.

          SECTION 10.18 Opinion of Counsel of the Liquidity Lenders. Each Liquidity Lender shall provide to the Company an opinion of counsel, substantially in the form of Exhibit D hereto, or such other document as shall be acceptable to the Rating Agencies, to the effect that this Agreement is a legal and validly binding obligation of such Liquidity Lender and is enforceable against such Liquidity Lender in accordance with its terms.

          SECTION 10.19 Confidentiality. The Liquidity Agent and each Liquidity Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including without limitation accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and will have agreed to keep such Information confidential), (b) to the extent required by any legal or regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement,
(e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, provided, however, that such Information may only be disclosed to the extent necessary and material to the prosecution or defense of such suit, action or proceeding for the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this subsection, to any assignee of or participant in, or any prospective assignee of or participant in, any of its rights under this Agreement, (g) with the consent of the Company, (h) to the extent such Information becomes (i) publicly available other than as a result of a breach of this Section, or (ii) becomes available to the Liquidity Agent or any Liquidity Lender on a non-confidential basis from a source other than the Company, the Liquidity Agent or any Liquidity Lender. Notwithstanding the foregoing provisions of this Section, the Company hereby consents to the disclosure of any non-public information with respect to it which is related to this transaction by any Designated Liquidity Lender to any rating agency, commercial paper dealer, or provider of a surety, guaranty or credit or liquidity enhancement to such Designated Liquidity Lender. For purposes of this Section, "Information" means all information received from the Company relating to the Company or its business, other than any such information that is available to the Liquidity Agent or any Liquidity Lender on a non-confidential basis prior to disclosure by the Company.

          IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

                               [SPV]



                               By:
                                  --------------------------------
                                  Name:
                                  Title:


                               DEUTSCHE BANK AG, NEW YORK BRANCH
                                 as Liquidity Agent



                               By:
                                  ---------------------------------
                                  Name:
                                  Title:


                               By:
                                  ---------------------------------
                                  Name:
                                  Title:




                               DEUTSCHE BANK SECURITIES INC.
                                 as Syndication Agent

                                                                     EXHIBIT A-1

                           FORM OF REVOLVING LOAN NOTE


$___________(1)                                      New York, New York
____________, 2000


         On the Liquidity Termination Date (as defined in the Liquidity Agreement hereinafter referred to) the undersigned, a Delaware limited liability company (the "Company"), FOR VALUE RECEIVED, promises to pay to the order of ________________(2) (the "Liquidity Lender"), at the office of Deutsche Bank AG, New York Branch (the "Liquidity Agent") at 31 West 52nd Street, New York, New York 10019, the principal sum of ____________(3) United States Dollars (U.S. $_________(1)) or, if less, the aggregate unpaid principal amount of all Revolving Loans made by the Liquidity Lender to the Company pursuant to the Liquidity Agreement.

         The Company also promises to pay interest on the unpaid principal amount hereof from time to time outstanding from the date hereof until maturity (whether by acceleration or otherwise) at the rates per annum specified in
Section 3.06 of the Liquidity Agreement and, after maturity, until paid, at the rates per annum specified in Section 3.06 of the Liquidity Agreement, said interest to be payable to the Liquidity Lender at the aforesaid office of the Liquidity Agent on such dates as are specified in the Liquidity Agreement, and at maturity (whether by acceleration or otherwise).

         Payments of both principal and interest are to be made in lawful money of the United States of America and in immediately available funds.

         This Revolving Loan Note evidences indebtedness incurred under, and is subject to the terms and provisions of and entitled to the benefits of, a Liquidity Agreement, dated as of ____________, 2000, as from time to time amended (the "Liquidity Agreement"), among the Company, certain lenders (including the Liquidity Lender) and the Liquidity Agent. Reference is hereby made to the Liquidity Agreement for a statement of its terms and provisions, including those under which this Revolving Loan Note may be paid prior to its due date or its due date accelerated.

         This Revolving Loan Note is entitled to the benefits of the Security Agreement,

----------
1 Insert amount equal to appropriate Liquidity Lender's Percentage of the Liquidity Commitment in figures.

2    Insert name of Liquidity Lender.

3 Insert amount equal to appropriate Liquidity Lender's Percentage of Liquidity Commitment in words.

                                                                     EXHIBIT A-1
dated as of ____________, 2000 as from time to time amended, among the Company, the Borrower and the Collateral Agent.

         All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

         THIS REVOLVING LOAN NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.


                                      [SPV]


                                      By:__________________________________
                                        Name:
                                        Title:

                                                                     EXHIBIT A-1
                                                                         PAGE 53


                 Amount of       Amount of     Unpaid Principal  Name of Person
Date Notation  Revolving Loan  Principal Paid  Balance of Note       Making
-------------  --------------  --------------  ---------------   --------------

                                                                     EXHIBIT A-2



                           FORM OF REFUNDING LOAN NOTE


$_______________1                                             New York, New York
                                                              ____________, 2000


         On the Liquidity Termination Date (as defined in the Liquidity Agreement hereinafter referred to), the undersigned, a Delaware limited liability company (the "Company"), FOR VALUE RECEIVED, promises to pay to the order of ____________________________(2) (the "Liquidity Lender"), at the office of Deutsche Bank AG, New York Branch (the "Liquidity Agent") at 31 West 52nd Street, New York, New York 10019, the principal sum of _______________(3) United States Dollars (U.S. $_________(1)) or, if less, the aggregate unpaid principal amount of all Refunding Loans made by the Liquidity Lender to the Company pursuant to the Liquidity Agreement.

         The Company also promises to pay interest on the unpaid principal amount hereof from time to time outstanding from the date hereof until maturity (whether by acceleration or otherwise) at the rate per annum specified in
Section 3.06 of the Liquidity Agreement and, after maturity, until paid, at the rate per annum specified in Section 3.06 of the Liquidity Agreement, said interest to be payable to the Liquidity Lender at the aforesaid office of the Liquidity Agent on such dates as are specified in the Liquidity Agreement, and at maturity (whether by acceleration or otherwise).

         Payments of both principal and interest are to be made in lawful money of the United States of America and in immediately available funds.

         This Refunding Loan Note evidences indebtedness incurred under, and is subject to the terms and provisions of and entitled to the benefits of, a Liquidity Agreement, dated as of ____________, 2000, as from time to time amended (the "Liquidity Agreement"), among the Company, certain lenders (including the Liquidity Lender) and the Liquidity Agent. Reference is hereby made to the Liquidity Agreement for a statement of its terms and provisions, including those under which this Refunding Loan Note may be paid prior to its due date or its due date accelerated.

         This Refunding Loan Note is entitled to the benefits of the Security Agreement,

----------

1 Insert amount equal to Percentage of Liquidity Commitment of appropriate Liquidity Lender in figures.

2    Insert name of Liquidity Lender.

3 Insert amount equal to Percentage of Liquidity Commitment of appropriate Liguidity Lender in words.

                                                                     EXHIBIT A-2
                                                                         PAGE 55

dated as of _________ __, 2000 as from time to time amended, among the Company, the Borrower and the Collateral Agent.

         All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

         THIS REFUNDING LOAN NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.


                                    [SPV]


                                     By:___________________________________
                                       Name:
                                       Title:

                                                                     EXHIBIT A-2
                                                                         PAGE 56



                 Amount of       Amount of     Unpaid Principal  Name of Person
Date Notation  Revolving Loan  Principal Paid  Balance of Note       Making
-------------  --------------  --------------  ---------------   --------------

                                                                       EXHIBIT B

                          COPY OF DEPOSITARY AGREEMENT

                                                                     EXHIBIT A-2
                                                                         PAGE 58


                          COPY OF MANAGEMENT AGREEMENT

                                                                     EXHIBIT D-1
                                                                         PAGE 59


                  FORM OF U.S. LIQUIDITY LENDER COUNSEL OPINION





                                                              ____________, 2000


To The Persons Listed
On Schedule I Hereto


Dear Sirs:


         We have acted as special counsel to [name of lender] ("Lender"), in connection with the preparation, execution and delivery of the Liquidity Agreement dated as of _________ __, 2000 (the "Liquidity Agreement") by and among [SPV], a Delaware limited liability company (the "Company"), the lenders parties thereto (the "Liquidity Lenders"), Deutsche Bank AG, New York Branch, as Liquidity Agent, ___________, as Documentation Agent and Deutsche Bank Securities Inc., as Arranger and Syndication Agent. All defined terms used herein shall have the meaning assigned to them in the Liquidity Agreement unless otherwise provided herein.

         In this connection, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such instruments, documents and records as we have deemed relevant and necessary for purposes of our opinion hereinafter set forth. As to certain factual matters involved in this opinion which were not independently established, we have relied, to the extent we have deemed such reliance proper, on certificates or other documents obtained from public officials or officers of the Lender setting forth such matters.

         Based upon, and subject to, the foregoing, we are of the opinion that:

         1. The Lender has been duly incorporated and is validly existing and in good standing under the laws of the State of ___________ with the corporate power and authority to own its assets and to transact the business in which it is now engaged.

         2. The obligation of the Lender to make Loans under the Liquidity Agreement is an obligation which the Lender is permitted to undertake under applicable law.

         3. The Liquidity Agreement has been duly authorized, executed and delivered by the Lender.

         We express no opinion with respect to enforceability by the Company of its right to receive Loans in the event of the Company's bankruptcy.

         We express no opinion as to any laws other than the laws of the State of New

                                                                     EXHIBIT D-1
                                                                         PAGE 60


York and the federal laws of the United States.

         We are furnishing this opinion to you solely for your benefit and this opinion is not to be used, circulated, quoted or otherwise referred to for any purpose without our prior written approval in each instance.

                                                   Very truly yours,

                                                                      SCHEDULE I
                                                                  TO EXHIBIT D-1

                                                                     EXHIBIT D-2



                        FORM OF FOREIGN LIQUIDITY LENDER
                            NEW YORK COUNSEL OPINION


                                                              ____________, 2000


To The Persons Listed
On Schedule I Hereto

Dear Sirs:

         We have acted as special New York counsel to [Name of Lender] ("Lender"), in connection with the preparation, execution and delivery of the Liquidity Agreement dated as of _________ __, 2000 (the "Liquidity Agreement") among [SPV], a Delaware limited liability company (the "Company"), the lenders parties thereto (the "Liquidity Lenders," including, without limitation, the [New York] Branch of Lender ("Branch")), Deutsche Bank AG, New York Branch, as Liquidity Agent, __________, as Documentation Agent and Deutsche Bank Securities Inc., as Arranger and Syndication Agent. All defined terms used herein shall have the meanings assigned to them in the Liquidity Agreement unless otherwise provided herein.

         In this connection, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such instruments, documents and records as we have deemed relevant and necessary for purposes of our opinion hereinafter set forth. As to certain factual matters involved in this opinion which were not independently established, we have relied, to the extent we have deemed such reliance proper, on certificates or other documents obtained from public officials or officers of Lender setting forth such matters.

         With your permission, based upon an opinion of _____________, [local] counsel to Lender (a copy of which is annexed hereto as Annex I), and a certificate of the Branch (a copy of which is annexed hereto as Annex II), we have assumed that:

         (a) Lender has been duly organized and is validly existing under the laws of _______________________;

         (b) Lender, acting through the Branch, has all requisite corporate power and authority under the laws of ______________ to execute, deliver and perform the Liquidity Agreement;

         (c) the Liquidity Agreement has been duly authorized, executed and delivered by Lender acting through the Branch; and

         (d) the Liquidity Agreement, including the obligation of Lender, acting through the Branch, to make Loans thereunder in accordance with the terms thereof, constitutes a valid and legally binding obligation of Lender, acting through the Branch, under the laws of

                                                                     EXHIBIT D-2
                                                                         PAGE 63


________________.

         Based upon the foregoing and subject to the qualifications set forth herein, it is our opinion that under the laws of the State of [New York] and the United States:

         1. The Branch is licensed by [the Superintendent of Banks of the State of New York] and authorized to transact business as a [New York] branch of Lender in accordance with the provision of Article V of the Banking Law of the State of New York.]

         2. The Branch has the power and authority under [the Banking Law of the State of New York] to make Loans under the Liquidity Agreement.

         3. The Liquidity Agreement, including the obligation of the Branch to make Loans thereunder in accordance with the terms thereof, constitutes the valid and binding obligation of the Branch, enforceable against the Branch in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or liquidation, moratorium or other similar laws affecting the enforcement of creditors' rights in general as such laws would apply in the event of the bankruptcy, insolvency, reorganization or liquidation of, or similar occurrence with respect to, the Branch or Lender, or in the event of any moratorium or similar occurrence affecting the Branch or Lender or by general principles of equity.

         Our opinion with respect to the enforceability of the obligation of the Branch to make Loans under the Liquidity Agreement relates only to the enforceability of the same against such Branch. We express no opinion as to the enforceability by the Company of its right to receive Loans in the event of the Company's bankruptcy.

         We do not express any opinion herein concerning any other law than the law of the State of New York and the federal law of the United States of America.

         This opinion is not to be used or relied upon by or published or communicated to any other party for any other purpose whatsoever without our prior written approval in each instance.

                                       Very truly yours,

                                                                      SCHEDULE I
                                                                  TO EXHIBIT D-2

                                                                     EXHIBIT D-3



             FORM OF FOREIGN LIQUIDITY LENDER LOCAL COUNSEL OPINION

                                                              ____________, 2000

To The Persons Listed
On Schedule I Hereto

Dear Sirs:

         We have acted as counsel to [Name of Lender] ("Lender"), in connection with the preparation, execution and delivery of the Liquidity Agreement dated as of _________ __, 2000 (the "Liquidity Agreement") among [SPV], a Delaware limited liability company (the "Company"), the lenders parties thereto (the "Liquidity Lenders," including, without limitation, Lender acting through its [New York] Branch (the "Branch"), Deutsche Bank AG, New York Branch, as Liquidity Agent, ___________, as Documentation Agent and Deutsche Bank Securities Inc., as Syndication Agent. All defined terms used herein shall have the meanings assigned to them in the Liquidity Agreement unless otherwise provided herein.

         In this connection, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such instruments, documents and records as we have deemed relevant and necessary for purposes of our opinion hereinafter set forth. As to certain factual matters involved in this opinion which were not independently established, we have relied, to the extent we have deemed such reliance proper, on certificates or other documents obtained from public officials or officers of Lender setting forth such matters.

         Based upon, and subject to, the foregoing, we are of the opinion that:

         1. Lender has been duly organized and is validly existing as a bank under the laws of [specify foreign jurisdiction] and has full power and authority under the laws of [specify foreign jurisdiction] to maintain the Branch in [New York], New York].

         2. Lender has all requisite corporate power to execute, deliver and perform its obligations under the Liquidity Agreement and all transactions contemplated thereby.

         3. The Liquidity Agreement has been duly authorized, executed and delivered by Lender. Assuming that the Liquidity Agreement constitutes the legal, valid and binding obligation of Lender under the laws of the State of [New York] by which it is governed, the Liquidity Agreement will constitute the legal, valid and binding obligation of Lender, enforceable against Lender in accordance with its terms under the laws of [specify foreign jurisdiction], except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, liquidation, readjustment of debt or other similar laws affecting the enforcement of creditors' rights as they may be applied in the event of the bankruptcy, insolvency, reorganization, liquidation, readjustment of debt or similar event of Lender, or (ii) a moratorium or similar occurrence affecting Lender.

         4. No license, consent or approval of, or registration with, any governmental department, agency commission or regulatory authority of [specify foreign jurisdiction] is

                                                                     EXHIBIT D-3
      required in connection with the execution or performance of the Liquidity Agreement by Lender to make the Liquidity Agreement fully enforceable in accordance with its terms.

         5. Neither the execution, delivery or performance by Lender of the Liquidity Agreement, nor compliance by Lender with the terms and provisions thereof, will (i) contravene any provision of any law of [specify foreign jurisdiction] or any applicable rules or regulations thereunder, (ii) violate any provision of the [organizational documents] of Lender, (iii) violate the provisions of any order, decree or judgment of any court or governmental agency or (iv) result in the breach of, or constitute a default or require any consent under, or result in the creation of any lien upon any property of Lender pursuant to, any indenture, agreement or instrument to which Lender is a party or by which Lender or its property may be bound.

         6. The choice of the laws of the State of New York to govern the Liquidity Agreement is valid under the laws of [specify foreign jurisdiction] and would be given effect in any proceedings brought against Lender in the courts of [specify foreign jurisdiction] provided that [specify conditions, if any].

         7. Any final and conclusive judgment obtained under the Liquidity Agreement in a federal court of the United States sitting in the State of [New York] or a court of the State of [New York] of competent jurisdiction will be recognized by and be enforceable against Lender in an action brought against Lender in [specify foreign jurisdiction], provided that [specify conditions, if any].

         8. The obligations of Lender to perform its obligations under the Liquidity Agreement in accordance with the terms thereof will rank pari passu with the deposit liabilities of Lender and other unsecured obligations, whether now or hereafter outstanding, other than subordinated obligations, if any, of Lender.

         We express no opinion as to any matters governed by any laws other than the laws of [specify foreign jurisdiction].

                                      Very truly yours,

                                                                      SCHEDULE I
                                                                  TO EXHIBIT D-3

                                                                       EXHIBIT E



                        COPY OF COMPANY COUNSEL OPINIONS

                                                                     EXHIBIT D-3
                                                                         PAGE 69


                        COPY OF BORROWER COUNSEL OPINION

                                                                       EXHIBIT G
                                                                         PAGE 70


                    FORM OF DESIGNATED LIQUIDITY LENDER NOTE


$__________                                                   ____________, 2000


         FOR VALUE RECEIVED, the undersigned, [SPV] (the "Borrower"), hereby unconditionally promises to pay on the Liquidity Termination Date to the order of _______________________ (the "Designated Liquidity Lender") at the office of _________ located at _______________ in lawful money of the United States of America and in immediately available funds, the principal amount of the lesser of (a) _______________________ ($___________) and (b) the aggregate unpaid principal amount of all Loans made by the Designated Liquidity Lender to the undersigned pursuant to Sections 3.17 and 10.05 of the Liquidity Agreement referred to below.

         The undersigned further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time from the Closing Date at the applicable rates per annum set forth in Section 3.06 of the Liquidity Agreement referred to below until any such amount shall become due and payable (whether at the stated maturity, by acceleration or otherwise), and thereafter on such overdue amount at the rate per annum set forth in Section 3.06(c) of the Liquidity Agreement until paid in full (both before and after judgment). Interest shall be payable in arrears on each applicable Interest Payment Date, commencing on the first such date to occur after the date hereof and terminating upon payment (including prepayment) in full of the unpaid principal amount hereof; provided that interest accruing on any overdue amount shall be payable on demand.

         The holder of this Designated Liquidity Lender Note is authorized to record the date and amount of each Loan made pursuant to Article III of the Liquidity Agreement, its character as a Revolving Loan or Refunding Loan, the date and amount of each payment or prepayment of principal with respect thereto, the length of each Interest Period with respect to the portion of such Loan made and/or maintained as a Eurodollar Rate Loan, the Eurodollar Rate with respect thereto and each conversion made pursuant to Section 5.05 of the Liquidity Agreement, on the schedules annexed hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, which recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided that failure by the Designated Liquidity Lender to make any such recordation on this Designated Liquidity Lender Note shall not affect the obligations of the Borrower under this Designated Liquidity Lender Note or under the Liquidity Agreement.

         This Designated Liquidity Lender Note is one of the Designated Liquidity Lender Notes referred to in the Liquidity Agreement dated as of _________ __, 2000 (as amended, supplemented or otherwise modified from time to time, the "Liquidity Agreement"), among the Borrower, Liquidity Lenders parties thereto, Deutsche Bank AG, New York Branch, as Liquidity Agent, ___________, as Documentation Agent, and Deutsche Bank Securities Inc., as Arranger and Syndication Agent is entitled to the benefits of the Liquidity Agreement and is subject to optional and mandatory prepayment in whole or in part as provided in the Liquidity Agreement. Terms used herein which are defined in the Liquidity Agreement shall have such defined

                                                                       EXHIBIT G
                                                                         PAGE 71


meanings unless otherwise defined herein or unless the context otherwise requires.

         Upon the occurrence of any one or more of the Events of Default specified in the Liquidity Agreement, and subject to compliance with the terms of Article VIII of the Liquidity Agreement, all amounts then remaining unpaid on this Designated Liquidity Lender Note shall become, or may be declared to be, immediately due and payable, all as provided therein.

         Except as otherwise provided in Article VIII of the Liquidity Agreement, all parties now and hereafter liable with respect to this Designated Liquidity Lender Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

         None of the shareholders, trustees, officers, employees and other agents of the Borrower shall be personally bound by or liable for any indebtedness, liability or obligation hereunder, nor shall resort be had to their personal property for the satisfaction of any obligation or claim hereunder.

         THIS DESIGNATED LIQUIDITY LENDER NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.


                                           [SPV]



                                            By:
                                            Name:
                                            Title:

                          FORM OF DESIGNATION AGREEMENT

                                                       Dated  ____________, 2000

         Reference is made to that certain Liquidity Agreement dated as of ____________, 2000 (as amended, supplemented or otherwise modified from time to time, the "Liquidity Agreement") by and among [SPV] (the "Borrower"), the Liquidity Lenders parties hereto, Deutsche Bank AG, New York Branch, as Liquidity Agent (the "Liquidity Agent) _________, as Documentation Agent (the "Documentation Agent") and Deutsche Bank Securities Inc., as Arranger and Syndication Agent. Terms defined in the Liquidity Agreement are used herein with the same meaning.

         [NAME OF DESIGNATING LIQUIDITY LENDER] (the "Designating Liquidity Lender"), [NAME OF DESIGNEE] (the "Designee"), the Liquidity Agent and Borrower agree as follows:

         1. Pursuant to 10.05(g) of the Liquidity Agreement, the Designating Liquidity Lender hereby designates the Designee, and the Designee hereby accepts such designation, to have a right to make Loans pursuant to Article III of the Liquidity Agreement. Any assignment by Designating Liquidity Lender to Designee of its rights to make a Loan pursuant to such Article III shall be effective at the time of the funding of such Loan and not before such time.

         2. Except as set forth in Section 7 below, the Designating Liquidity Lender makes no representation or warranty and assumes no responsibility pursuant to this Designation Agreement with respect to (a) any statements, warranties or representations made in or in connection with any Facility Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any Facility Document or any other instrument or document furnished pursuant thereto and (b) the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under any Facility Document or any other instrument or document furnished pursuant thereto.

         3. The Designee (a) confirms that it has received a copy of each Facility Document, together with copies of the financial statements referred to in Section 7.01 of the Liquidity Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Designation Agreement; (b) agrees that it will independently and without reliance upon the Liquidity Agent, the Designating Liquidity Lender or any other Liquidity Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under any Facility Document; (c) confirms that it is a Designated Liquidity Lender; (d) appoints and authorizes the Liquidity Agent to take such action as Liquidity Agent on its behalf and to exercise such powers and discretion under any Facility Document as are delegated to the Liquidity Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; and (e) agrees that it will perform in accordance with their terms all of the obligations which by the terms of any Facility Document are required to be performed by it as a Liquidity Lender.


                                      (72)

                                                                            PAGE

         4. The Designee hereby appoints [DESIGNATING LIQUIDITY LENDER OR A SPECIFIED BRANCH OR AFFILIATE OF DESIGNATING LIQUIDITY LENDER] as Designee's agent and attorney in fact and grants to [DESIGNATING LIQUIDITY LENDER OR A SPECIFIED BRANCH OR AFFILIATE OF DESIGNATING LIQUIDITY LENDER] an irrevocable power of attorney to receive payments made for the benefit of Designee under the Liquidity Agreement, to deliver and receive all communications and notices under the Liquidity Agreement and other Facility Documents and to exercise on Designee's behalf all rights to vote and to grant and make approvals, waivers, consents or amendments to or under the Liquidity Agreement or other Facility Documents. Any documents executed by such Designating Liquidity Lender on the Designee's behalf in connection with the Liquidity Agreement or other Facility Documents shall be binding on the Designee. The Borrower, the Liquidity Agent and each of the Liquidity Lenders may rely on and are beneficiaries of the preceding provisions.

         5. Following the execution of this Designation Agreement by the Designating Liquidity Lender, its Designee and the Borrower, it will be delivered to the Liquidity Agent for acceptance and recording by the Liquidity Agent. The effective date for this Designation Agreement (the "Effective Date") shall be the date of acceptance hereof by the Liquidity Agent, unless otherwise specified on the signature page thereto.

         6. Each of the Borrower, the Designating Liquidity Lender and the Liquidity Agent hereby (i) acknowledges that the Designee is relying on the non-petition provisions of Section 10.13 of the Liquidity Agreement as agreed to by all signatories thereto and (ii) reaffirms that it will not institute against the Designee or join any other Person in instituting against the Designee any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any federal or state bankruptcy or similar law for one year and one day after the payment in full of the latest maturing commercial paper note issued by the Designee.

         7. The Designating Liquidity Lender unconditionally agrees to pay or reimburse the Designee and save the Designee harmless against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed or asserted by any of the parties to the Facility Documents against the Designee, in its capacity as such, in any way relating to or arising out of this Agreement or any other Facility Documents or any action taken or omitted by the Designee hereunder or thereunder, provided that the Designating Liquidity Lender shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements if the same results from the Designee's gross negligence or willful misconduct.

         8. Upon such acceptance and recording by the Liquidity Agent, as of the Effective Date, the Designee shall be a party to the Liquidity Agreement with the right to make Loans as a Designated Liquidity Lender pursuant to Section
3.17 of the Liquidity Agreement and the rights and obligations of a Designated Liquidity Lender related thereto; provided, however, that the Designee shall not be required to make payments with respect to such obligations except to the extent of excess cash flow of the Designee which is not otherwise required to repay obligations of the Designated Liquidity Lender which are then due and payable. Notwithstanding the foregoing, the [DESIGNATING LIQUIDITY LENDER OR A SPECIFIED BRANCH OR AFFILIATE OF DESIGNATING LIQUIDITY LENDER], as administrative agent for the Designee, shall be and remain

                                      (73)
obligated to the Borrower, the Liquidity Agent and the Liquidity Lenders for each and every of the obligations of the Designee and the Designating Liquidity Lender with respect to the Liquidity Agreement, including, without limitation, any indemnification obligations under the Liquidity Agreement and any sums otherwise payable to the Borrower by the Designee.

         9. This Designation Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         10. This Designation Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Designation Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Designation Agreement.

         IN WITNESS WHEREOF, the Designating Liquidity Lender and the Designee intending to be legally bound, have caused this Designation Agreement to be executed by their officers thereunto duly authorized as of the date first above written.

                                            [NAME OF DESIGNATING
                                            LIQUIDITY LENDER]
                                            as Designating Liquidity Lender


                                             By:
                                             Title:

                                             [NAME OF DESIGNEE], as Designee


                                             By:
                                             Title:
                                             Lending Office (and address for
                                             notices):

                                             [SPV], as Borrower


                                             By:
                                             Title:

Accepted this ______ day
of _______________, ____               Effective Date:
Deutsche Bank AG, New York Branch,
as Liquidity Agent
By:
Title:


                                      (74)

                                                                       EXHIBIT I


                     FORM OF SECTION 3.11(b)(ii) CERTIFICATE

         Reference is hereby made to the Liquidity Agreement, dated as of ____ ___, 2000, among [SPV], as Borrower, the liquidity lenders parties thereto, as Lenders, Deutsche Bank AG, New York Branch, as Liquidity Agent, ___________, as Documentation Agent, and Deutsche Bank Securities Inc., as Arranger and Syndication Agent, (as amended from time to time, the "Agreement"). Pursuant to the provisions of Section 3.11(b) of the Agreement, the undersigned hereby certifies that it is not a "bank" as such term is used in Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended.

                                      [NAME OF BANK]



                                       By:  _________________________
                                              Name
                                              Title:



                                                                                                                Page
                                                                                                                ----

                                TABLE OF CONTENTS
                                -----------------



ARTICLE I

         DEFINITIONS                                                                                             1

         SECTION 1.01  General                                                                                   1
         SECTION 1.02  Definitions                                                                               2

ARTICLE II

         COMMERCIAL PAPER OPERATIONS                                                                             9

         SECTION 2.01  Issuance of Commercial Paper                                                              9
         SECTION 2.02  Commercial Paper Account; Payment of Commercial Paper                                    10

ARTICLE III

         REVOLVING CREDIT                                                                                       10

         SECTION 3.01  The Revolving Loans and the Refunding Loans                                              10
         SECTION 3.02  Revolving Loans                                                                          10
         SECTION 3.03  Refunding Loans                                                                          11
         SECTION 3.04  Disbursement of Funds                                                                    12
         SECTION 3.05  The Loan Notes                                                                           13
         SECTION 3.06  Interest Rates and Payment Dates                                                         14
         SECTION 3.07  Computation of Interest and Fees                                                         14
         SECTION 3.08  Inability to Determine Interest Rate                                                     15
         SECTION 3.09  Illegality                                                                               15
         SECTION 3.10  Requirements of Law                                                                      15
         SECTION 3.11  Taxes                                                                                    17
         SECTION 3.12  Indemnity                                                                                19
         SECTION 3.13  Pro Rata Borrowings                                                                      19
         SECTION 3.14  Downgrading of Liquidity Lenders                                                         19
         SECTION 3.15  Subordination                                                                            20
         SECTION 3.16  Mitigation of Costs; Replacement of Liquidity Lender                                     20
         SECTION 3.17  Loans by Designated Liquidity Lenders                                                    21

ARTICLE IV

         OTHER CREDIT TERMS                                                                                     21

         SECTION 4.01  Liquidity Fee                                                                            21
         SECTION 4.02  Termination of Liquidity Commitment                                                      21
         SECTION 4.03  Expiration of Liquidity Commitment; Extension of Liquidity





                                      (76)


                                                                                                                Page
                                                                                                                ----

          Commitment                                                                                             22
         SECTION 4.04  Use of Proceeds                                                                           23

ARTICLE V

         PAYMENTS                                                                                                23

         SECTION 5.01  Payments on Non-Business Days                                                             23
         SECTION 5.02  Prepayments                                                                               23
         SECTION 5.03  Attachments                                                                               24
         SECTION 5.04  Method and Place of Payment, etc                                                          24
         SECTION 5.05  Conversion and Continuations                                                              24

ARTICLE VI

         CONDITIONS PRECEDENT                                                                                    25

         SECTION 6.01  Conditions to Effectiveness                                                               25
                  (a)  Agreement                                                                                 25
                  (b)  The Revolving Loan Notes and the Refunding Loan Notes                                     25
                  (c)  Credit Agreement                                                                          25
                  (d)  Security Agreement                                                                        25
                  (e)  Control Agreement                                                                         26
                  (f)  Depositary Agreement                                                                      26
                  (g)  Other Agreements                                                                          26
                  (h)  No Default                                                                                26
                  (i)  Representations and Warranties                                                            26
                  (j)  Opinions of Counsel                                                                       26
                  (k)  Closing Certificates                                                                      26
                  (l)  Filings, etc                                                                              26
                  (m)  Documentation and Proceedings                                                             27
                  (n)  Rating Letter                                                                             27
         SECTION 6.02  Conditions to Each Credit Utilization                                                     27
                  (a)  No Default                                                                                27
                  (b)  Representations and Warranties                                                            27
                  (c)  Commercial Paper Unavailable                                                              27
                  (d)  No Bankruptcy Proceeding                                                                  28
                  (e)  Asset Coverage Ratio                                                                      28
         SECTION 6.03  Conditions Precedent to the Making of Each Refunding Loan                                 28

ARTICLE VII

         COVENANTS                                                                                               28

         SECTION 7.01  Affirmative Covenants                                                                     28
         SECTION 7.02  Dividend Limitation                                                                       29
         SECTION 7.03  Liens                                                                                     29
         SECTION 7.04  Other Debt; Receivables                                                                   29




                                      (77)




                                                                                                                Page
                                                                                                                ----

         SECTION 7.05  Guarantees, Loans, Advances and Other Liabilities                                          29
         SECTION 7.06  Consolidation, Merger and Sale of Assets                                                   29
         SECTION 7.07  Certain Amendments and Waivers                                                             30
         SECTION 7.08  Capital Expenditures                                                                       30
         SECTION 7.09  Other Business                                                                             30
         SECTION 7.10  Amendment of Certificate of Incorporation or By-Laws                                       30
         SECTION 7.11  Good Standing                                                                              30
         SECTION 7.12  Restriction on Advances                                                                    30
         SECTION 7.13  Separate Existence                                                                         30
         SECTION 7.14  Notice of Default                                                                          32

ARTICLE VIII

         EVENTS OF DEFAULT                                                                                        32

         SECTION 8.01  Event of Default                                                                           32
                  (a)  Payments                                                                                   32
                  (b)  Representations                                                                            32
                  (c)  Covenants                                                                                  32
                  (d)  Voluntary Bankruptcy Proceedings of the Company                                            32
                  (e)  Involuntary Bankruptcy Proceedings against the Company                                     33
                  (f)  Security Interest                                                                          33
                  (g)  Judgments                                                                                  33

ARTICLE IX

         REPRESENTATIONS AND WARRANTIES                                                                           34

         SECTION 9.01  Existence                                                                                  34
         SECTION 9.02  Corporate Power; Authorization; Enforceable Obligation                                     34
         SECTION 9.03  No Legal Bar                                                                               35
         SECTION 9.04  No Material Litigation                                                                     35
         SECTION 9.05  Margin Regulations                                                                         35
         SECTION 9.06  Security Interest                                                                          35
         SECTION 9.07  Commercial Paper; Investment Company Act                                                   35
         SECTION 9.08  Parent of the Company                                                                      35
         SECTION 9.09  Special Purpose Company                                                                    36
         SECTION 9.10  Tax Returns and Payments                                                                   36

ARTICLE X

         MISCELLANEOUS                                                                                            36

         SECTION 10.01  Descriptive Headings                                                                      36
         SECTION 10.02  Exercise of Rights                                                                        36
         SECTION 10.03  Amendment and Waiver                                                                      37
         SECTION 10.04  Expenses and Indemnification                                                              37
         SECTION 10.05  Successors and Assigns                                                                    38



                                      (78)

                                                                                                                Page
                                                                                                                ----
         SECTION 10.06  Notices, Requests, Demands                                                                41
         SECTION 10.07  Survival of Representations and Warranties                                                43
         SECTION 10.08  Governing Law                                                                             43
         SECTION 10.09  Waiver of Jury Trial                                                                      43
         SECTION 10.10  Counterparts                                                                              43
         SECTION 10.11  Adjustments                                                                               43
         SECTION 10.12  Further Assurances                                                                        44
         SECTION 10.13  No Bankruptcy Petition Against the Company                                                44
         SECTION 10.14  No Recourse                                                                               44
         SECTION 10.15  Appointment of the Liquidity Agent                                                        44
         SECTION 10.16  Resignation by the Liquidity Agent                                                        47
         SECTION 10.17  Knowledge of Company                                                                      47
         SECTION 10.18  Opinion of Counsel of the Liquidity Lenders                                               47
         SECTION 10.19  Confidentiality                                                                           47


EXHIBIT A-1           Form of Revolving Loan Note
EXHIBIT A-2           Form of Refunding Loan Note
EXHIBIT B             Copy of Depositary Agreement
EXHIBIT C             Copy of Management Agreement
EXHIBIT D-1           Form of U.S. Liquidity Lender Counsel Opinion
EXHIBIT D-2           Form of Foreign Liquidity Lender New York Counsel Opinion
EXHIBIT D-3           Form of Foreign Liquidity Lender Local Counsel Opinion
EXHIBIT E             Copy of Company Counsel Opinions
EXHIBIT F             Copy of Borrower Counsel Opinion
EXHIBIT G             Form of Designated Liquidity Lender Note
EXHIBIT H             Form of Designation Agreement
EXHIBIT I             Form of Section 3.11(b)(ii) Certificate




                                      (79)